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As filed with the Securities and Exchange Commission on February 11, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMENDMENT NO.

WORLDWATER CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	8711 (Primary Standard Industrial Classification Code Number)	33-0123045 (I.R.S. Employer Identification No.)
Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534 (609) 818-0700 (Address and telephone number of principal executive offices and principal place of business)

Quentin T. Kelly
Chairman and Chief Executive officer
WorldWater Corp.
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534
(609) 818-0700
(Name, address and telephone number of agent for service)

Copies to:
Stephen A. Salvo Salvo, Russell, Fichter & Landau 510 Township Line Road Blue Bell, Pennsylvania 19422 (215) 653-0110

Approximate date of proposed sale to the public:
From time to time after the effective date of this
Registration Statement as determined by market conditions and other factors.

        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering price per Security(1)	Proposed maximum aggregate offering price	Amount of Registration Fee

Common stock .001 par value(2)	6,070,219(3)	$0.28	$1,699,661

	17,562,136(4)	$0.277	$4,864,712

	3,500,000(5)	$0.28	$980,000

				$888

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the prices of the Common Stock on the OTC Bulletin Board on February 7, 2005.

(2)
Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued to prevent dilution in connection with a stock split, stock dividend or similar event.

(3)
Represents shares issued to certain Selling Stockholders in connection with certain private placement offerings and/or as compensation for services performed for the benefit of the Company.

(4)
Issuable upon exercise of warrants issued in accordance with the terms of certain warrant purchase agreements.

(5)
Issuable by the Company from time to time.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be changed without notice. We and the Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated February 11, 2005

PROSPECTUS

WORLDWATER CORP.
55 Route 31 South
Pennington, New Jersey 08534
(609) 818-0700

27,132,355 Shares of Common stock, par value $.001 per share.

        This prospectus relates to the offer of up to 23,632,355 shares of our common stock by Selling Stockholders, and up to 3,500,000 shares by the Company from time to time. The number of shares the Selling Stockholders may offer for sale include:

  •
  Up to 6,070,219 shares of our common stock which were issued in private placements to certain Selling Stockholders between August 2003 and December 2004 (the "Private Placements").

  •
  Up to 17,562,136 shares of common stock which may be issued upon the exercise of certain warrants issued in connection with certain warrant purchase agreements dated between June 2001 and December 2004

  •
  The shares of common stock being offered in this prospectus may be sold at fixed prices, prevailing market prices determined at the time of sale, varying prices determined at the time of sale or at negotiated prices.

        The shares of our common stock covered by this prospectus may be issued from time to time pursuant to various agreements between the Selling Shareholders and us. We will receive proceeds upon the exercise of warrants held by the Selling Stockholders and upon the sale of the common shares registered hereunder by the Company, but we will not receive any of the proceeds from the resale of shares by the Selling Stockholders.

        Our common stock is traded on the OTC Bulletin Board under the symbol "WWAT." On February 8, 2005, the closing price of our common stock was $0.275.

This investment involves a high degree of risk. See "Risk Factors."

        The securities and exchange commission and any state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Summary Information	1
Risk Factors	7
Use of Proceeds	13
Market Price Information	14
Dividends	14
Dilution	14
Management's Discussion and Analysis or Plan of Operation	15
Description of Business	22
Directors, Executive Officers, Promoters and Control Persons	29
Executive Compensation	31
Security Ownership of Certain Beneficial Owners and Management	33
Certain Relationships and Related Transactions	35
Description of Securities	36
Selling Security Holders	39
Plan of Distribution	48
Financial Statements	F-1

i

PROSPECTUS SUMMARY

        This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf registration" process. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under "Available Information" before you make any investment decision.

        This summary is not complete and does not contain all the information you should consider before investing in these securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See "Forward Looking Statements."

WorldWater Corp.

        We are a solar engineering/water management company providing solar technology solutions to water supply problems. Our proprietary solar water pumping systems are capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. Our systems convert solar electric Direct Current ("DC") into Alternate Current ("AC") for delivery to water pumps in deep wells or rivers.

        Until the spring of 2002, our solar water pumping systems were capable of running only small pumps and our business was focused exclusively on marketing our products to developing countries with rural water and power problems. Our increased power capability, coupled with what we believe to be growing energy shortages in certain parts of the United States, has opened commercial domestic market opportunities.

        During the fourth quarter of 2002, we completed installation of our first large solar system powering a 50 horsepower irrigation pump in California and generated $1,279,573 in revenue during 2003. During 2004, we completed installations of solar power systems totaling approximately $6.0 million. We have historically lost money and believe we will continue to experience operating losses until such time as we attain sales of our solar pumping systems on a commercial scale.

        We were incorporated in the state of Nevada on April 3, 1985 under the name Golden Beverage Company. In April 1997, we entered into a reverse merger transaction with WorldWater,  Inc., a Delaware corporation formed in January 1984. Since the merger transaction, we have, under the name of WorldWater Corp., been engaged exclusively in the solar/water power industry. In June of 2000, our shareholders voted to change the state of incorporation from Nevada to Delaware. Our stock is publicly traded on the OTC Bulletin Board under the symbol WWAT.OB.

THE OFFERING

Securities Offered	The securities being registered hereunder include (i) 3,500,000 shares of common stock issuable by the Company; (ii) 6,070,219 shares of common stock which were acquired by the Selling Stockholders through private placements; and (iii) 17,562,136 shares of common stock issuable upon conversion of warrants acquired in connection with warrant purchase agreements.
Use of Proceeds
We will not receive any proceeds from the sale of shares in this offering by the Selling Stockholders. We will receive proceeds upon the exercise of warrants held by the Selling Stockholders and upon the sale of the common shares registered hereunder by the Company. We expect to use any proceeds we receive for working capital and for other general corporate purposes, including research and product development.
Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.
OTC Symbol	WWAT

EXECUTIVE OFFICES

        Our executive offices are located at 55 Route 31 South, Pennington, New Jersey 08534. Our telephone number is (609) 818-0700 and our website is: www.worldwater.com. The information on our website is not part of this prospectus.

SUMMARY FINANCIAL AND OPERATING INFORMATION

        This summary information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this prospectus.

WORLDWATER CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003 AND 2002

	2003	2002
Assets
Current Assets:
Cash and cash equivalents	$59,045	$140,574
Accounts receivable, net of allowance for doubtful accounts of $22,647 in 2003 and $8,980 in 2002	49,101	283,172
Inventory	—	61,862
Deferred contract costs	8,872	583,643
Advances to employees	16,800	—
Prepaid expenses	13,141	16,585

Total Current Assets	146,959	1,085,836
Equipment and leasehold improvements, Net	65,219	88,587
Deposits	9,047	3,547

Total Assets	$221,225	$1,177,970

Liabilities and Stockholders' (Deficiency)
Current Liabilities:
Notes payable	$212,000	$197,000
Notes payable, related parties	262,703	102,000
Current maturities of long-term debt	172,901	171,937
Customer deposits payable	134,515	243,172
Accounts payable and accrued expenses	1,715,152	1,453,951

Total Current Liabilities	2,497,271	2,168,060
Long-term debt	1,582,502	349,878
Note payable, related party	82,894	—

Total Liabilities	4,162,667	2,517,938

Commitments and contingencies	—	—
Stockholders' (Deficiency):
Preferred Stock 7% Convertible,$.01 par value; authorized 10,000,000; issued and outstanding at December 31, 2003 and 2002:
Series A 66,667 shares, liquidation preference $60,000	667	667
Series B 611,111 shares liquidation preference $550,000	6,111	6,111
Common stock, $.001 par value; authorized 135,000,000; issued and outstanding 52,506,720 and 50,365,052 shares at December 31, 2003 and 2002, respectively	52,507	50,365
Additional paid-in capital	15,726,953	14,400,477
Deferred compensation	(105,000)	(135,000)
Accumulated other comprehensive expense	(49,396)	(14,078)
Accumulated deficit	(19,573,284)	(15,648,510)

Total Stockholders' (Deficiency)	(3,941,442)	(1,339,968)

Total Liabilities and Stockholders' (Deficiency)	$221,225	$1,177,970

WORLDWATER CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 2003 AND 2002

	2003	2002
Revenue:
Equipment sales	$1,143,302	$386,916
Grant revenue	136,271	256,625

Total	1,279,573	643,541

Cost of goods sold:
Cost of equipment sales	841,126	420,800
Cost of grant revenue	119,519	110,388

	960,645	531,188

Gross Profit	318,928	112,353

Operating Expenses:
Research and development expense	505,572	169,837
Marketing, general and administrative expenses	3,114,376	1,950,052

Total Expenses	3,619,948	2,119,889

Loss from Operations	(3,301,020)	(2,007,536)

Other Expense (Income)
Interest expense (income), net	585,254	81,298

Total Other Expense (Income), Net	585,254	81,298

Loss before income taxes and extraordinary item	(3,886,274)	(2,088,834)
Benefit from sale of NJ net operating losses	—	121,603

Net loss	(3,886,274)	(1,967,231)
Accretion of preferred stock dividends	(38,500)	(38,500)

Net Loss Applicable to Common Shareholders	$(3,924,774)	$(2,005,731)

Net Loss Applicable per Common Share:
Basic	$(0.08)	$(0.04)

Diluted	$(0.08)	$(0.04)

Shares used in Per Share Calculation:
Basic	51,008,306	46,151,102

Diluted	51,008,306	46,151,102

WORLDWATER CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

	9/30/2004	12/31/2003
Assets
Current Assets:
Cash and cash equivalents.	$229,943	$59,045
Accounts receivable, net of allowance for doubtful accounts of $22,388 and $22,647 as of September 30, 2004 and December 31, 2003, respectively	1,062,773	49,101
Deferred contract costs	2,004,633	8,872
Advances to employees	4,092	16,800
Prepaid expenses	114,940	13,141

Total Current Assets	3,416,381	146,959
Equipment and leasehold improvements, Net	62,565	65,219
Deposits	9,040	9,047

Total Assets	$3,487,986	$221,225

Liabilities and Stockholders' (Deficiency)
Current Liabilities:
Accounts payable and accrued expenses	$3,203,077	$1,715,152
Customer deposits	674,073	134,515
Long-term debt, current portion	162,714	172,901
Notes payable, related parties	126,993	262,703
Notes payable	96,990	212,000
REC guarantee liability, current portion	56,231	—

Total Current Liabilities	4,320,078	2,497,271
Long-term debt	1,530,769	1,582,502
Notes payable	800,000
REC guarantee liability, net of current portion	337,386
Long-term debt, related parties	88,686	82,894

Total Liabilities	7,076,919	4,162,667
Commitments and contingencies	—	—
Stockholders' (Deficiency):
Preferred Stock 7% Convertible $.01 par value authorized 10,000,000; issued and outstanding at September 30, 2004 and December 31, 2003:
Series A 66,667 shares liquidation preference $60,000	667	667
Series B 611,111 shares liquidation preference $550,000	6,111	6,111
Common Stock, $.001 par value; authorized 160,000,000; issued and outstanding 76,368,155 shares at September 30, 2004 and 52,506,720 at December 31, 2003	76,368	52,507
Additional paid-in capital	21,895,330	15,726,953
Deferred compensation	(82,500)	(105,000)
Accumulated other comprehensive expense	(50,416)	(49,396)
Accumulated deficit	(25,434,493)	(19,573,284)

Total Stockholders' (Deficiency)	(3,588,933)	(3,941,442)

Total Liabilities and Stockholders' (Deficiency)	$3,487,986	$221,225

The notes to condensed consolidated financial statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

	3 Months Ended		9 Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Revenue:
Equipment sales	$—	$23,249	$4,000,000	$1,107,485
Grant revenue	61,040	53,568	217,514	116,593

Total	61,040	76,817	4,217,514	1,224,078

Cost of goods sold:
Cost of equipment sales	241,313	28,676	4,003,397	772,130
Cost of grant revenue	70,356	48,000	230,985	101,083

	311,669	76,676	4,234,382	873,213

Gross Profit (Loss)	(250,629)	141	(16,868)	350,865

Operating Expenses:
Marketing, general and administrative expenses	827,646	613,631	2,348,327	2,087,634
Debt and equity sourcing fees and commissions	782,514	316,967	1,726,082	381,967
Research and development expense	60,577	90,862	155,167	278,342

Total Expenses	1,670,737	1,021,460	4,229,576	2,747,943

Loss from Operations	(1,921,366)	(1,021,319)	(4,246,444)	(2,397,078)

Other Expense (Income)
Interest expense (income), net	333,225	201,763	1,588,090	422,160
Sale of vehicle	(2,200)	—	(2,200)	—

Total Other Expense (Income), Net	331,025	201,763	1,585,890	422,160

Loss before income taxes	(2,252,391)	(1,223,082)	(5,832,334)	(2,819,238)

Accretion of preferred stock dividends	(9,625)	(9,625)	(28,875)	(28,875)
Net Loss Applicable to Common Shareholders	$(2,262,016)	$(1,232,707)	$(5,861,209)	$(2,848,113)

Net loss applicable per Common Share (basic and diluted)	$(0.03)	$(0.02)	$(0.10)	$(0.06)
Shares used in Per Share Calculation:
Average	67,076,669	51,064,690	60,959,673	50,600,827

The notes to condensed consolidated financial statements are an integral part of these statements.

RISK FACTORS

        You should consider the following factors and other information in this prospectus relating to our business and prospects before deciding to invest in the securities. This investment involves a high degree of risk, and you should purchase the securities only if you can afford to lose the entire sum invested in these securities. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

        The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.

Risks Related to our Business

We have historically incurred losses and losses may continue in the future

        Since 1997, we have lost money. In the nine months ended September 30, 2004 and the year ended December 31, 2003, we sustained losses from operating activities of $4,246,444 and $3,301,020, respectively; the accumulated deficits as of September 30, 2004 and December 31, 2003 were $25,434,493 and $19,573,284, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms and, in such events, our operations may be reduced or curtailed.

There is doubt about our ability to continue as a going concern due to recurring losses and working capital shortages, which means that we may not be able to continue operations unless we obtain additional funding

        The report of our independent accountants on our 2003 and 2002 financial statements, as reissued in this Prospectus, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to raise additional capital to finance operations, our business operations will be curtailed.

        Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

Our common stock may be affected by limited trading volume and may fluctuate significantly

        Prior to this offering, there has been a limited public market for our common stock and an active trading market for our common stock may not develop. As a result, this could reduce our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could reduce the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to resell they're shares due to suitability requirements

        Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

  •
  With a price of less than $5.00 per share;

  •
  That are not traded on a "recognized" national exchange;

  •
  Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must have a price of not less than $5.00 per share); or

  •
  In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Failure to retain or attract key personnel will have a material negative impact on the sales of our products, and the development and enhancement of our products

        Our future success depends, in significant part, on the continued services of Quentin Kelly (our Chairman and Chief Executive Officer) and several other key officers. We may not able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could have a material negative impact on our ability to develop our business plan. The Company maintains a key man life insurance policy on Quentin Kelly in the amount of $1,100,000.

        In addition, our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. Our business plan also relies heavily on attracting and retaining qualified technical employees so we can fully develop and enhance our technology. The markets for many of our experienced employees are extremely competitive. The sale of our products, and the future development and enhancement of our products will be limited if we are not successful in our efforts to recruit and retain the personnel we will need.

Our projects require substantial up-front costs before any revenues will be realized

        A significant portion of our revenue is expected to be derived from projects which require significant up-front expense to us. Revenues are not realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver our products on a timely basis could result in a substantial loss to us.

We may not be able to protect our intellectual property rights, and we inadvertently may be infringing on the intellectual property rights of others, which could result in significant expense and loss of intellectual property rights.

        If a court determines that we infringed on the rights of others, we may be required to obtain licenses from such other parties. The persons or organizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non-infringing technology.

        We rely on the registration of trademarks and trade names, as well as on trade secret laws and confidentiality agreements with our employees.

Any failure to meet the technological requirements of our customers may hinder sales of our products

        Our ability to continue to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share, we are required to continue to make advances in technology. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We may encounter unanticipated echnological obstacles which either delay or prevent us from completing the development of our products and processes.

Competitive conditions affecting worldwater may limit our growth and profitability

        Our products compete with both conventional and solar technologies that generate electric power. The main competitive technologies are diesel or gasoline generators and electrical grid line extension.

        The cost of installing a solar array to drive a pump or motor may be more or less than the cost of grid line extension, depending upon the extent of the grid line extension. However, a pump or motor driven by solar power is less expensive than the cost of running a conventional electric pump or motor because of the on-going cost of electric energy from the local electric utility. It should be noted that the cost of electric line extension is usually subsidized by government authorities.

        The initial cost of acquiring a diesel pump or motor is less expensive than the initial cost of a solar pump. However, the operations and maintenance cost of the diesel pump or motor is greater than a solar driven pump or motor; in remote areas, availability of fuel and spare parts are also unreliable. An end user can pay off the higher installation cost of the solar driven pump or motor over time from the savings otherwise spent on operations and maintenance of the diesel pump.

        Our proprietary technology permits the use of "off-the-shelf" AC pumps and motors.AC driven pumps and motors are available in countries throughout the world, allowing replacement and maintenance parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumps and motors currently available use less reliable and less durable DC pumps and motors or custom AC pumps which are more costly and not readily available in most developing countries.

        In many regions of the world, competitive products are not available. In those markets where competition exists, the most commonly encountered competitors are Grundfos A/S of Denmark, a manufacturer of a large range of water pumps including a solar pump line, and Aero-Environment of California, which produces AC pumps. There are a number of other solar pump companies including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe which produce DC powered pumps. Our competitors generally have far greater financial resources, more experienced marketing organizations and a greater number of employees than we do.

        We may not be successful in competing with these competitors for new customers or in retaining existing customers. Our results of operations may suffer if we cannot compete with larger and better-capitalized companies.

Our marketing efforts in developing nations have encountered significant obstacles that have impeded sales

        In addition to our marketing efforts in the United States, we market our products to developing nations. The ability of these customers to order and pay for our products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures. We have experienced significant obstacles in marketing products and services in developing nations, including delays caused by budget constraints, bureaucratic inefficiencies and regime changes.

Our directors are not personally liable and are indemnified for breach of fiduciary duties

        Our Certificate of Incorporation provides, as permitted by the Delaware General Corporation Law ("the DGCL"), and with certain exceptions, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions may discourage our stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL.

We depend on a limited number of suppliers of components for our systems, and any delay in supply could affect our ability to fill orders

        We currently purchase parts and materials from a limited number of suppliers. In addition, although historically we have not been dependent on any one supplier or group of suppliers of components for our systems, we may become dependent in the future. The inability to obtain certain components on a timely basis would limit our ability to complete projects in a timely manner.

No dividends have been paid by the company

        We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

Delaware law and our charter may inhibit a takeover of our company that stockholders may consider favorable

        Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

We are subject to foreign exchange rate fluctuations that may result in losses

        Operations overseas are subject to foreign currency exchange rate fluctuations. With respect to the Philippine currency, we will transfer funds to our Philippine subsidiary on an as needed basis and to the extent funds are available to avoid significant exposure to currency fluctuations. We may suffer losses due to adverse foreign currency exchange rate fluctuations.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock

        Effective internal controls are necessary for us to provide reliable financial reports. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting, beginning with our Annual Report on Form 10-KSB for the fiscal year ending December 31, 2005. We are preparing for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, as we rapidly grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market's confidence in our financial statements and harm our stock price.

Risks Related to this Offering

Future sales by our stockholders may have the affect of lowering our stock price

        Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 79,834,341 shares of our common stock outstanding as of December 31, 2004, 59,794,625 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The total number of shares that are freely tradeable less the amount held by affiliates is 44,306,609 shares. As of December 31, 2004, 20,039,716 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options warrants, and convertible debt which, upon exercise or conversion would result in the issuance of an additional 61,721,016 shares of our common stock.

The selling stockholders intend to sell their shares of common stock in the market, which sales may cause our stock price to decline

        The Selling Stockholders intend to sell in the public market the shares of common stock being registered in this offering. The trading price of our common stock on February 8, 2005 was $0.275. To the extent the Selling Stockholders acquired their shares or warrants at prices less than the current trading price of our common stock, they may have an incentive to immediately resell such shares in the market which may, in turn, cause the trading price of our common stock to decline. Significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties that would place further downward pressure on our stock price.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop

        Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock can be more volatile than common stock trading in an active public market.

FORWARD-LOOKING STATEMENTS

        Information included or incorporated by reference in this prospectus may contain statements which constitute "forward-looking statements." "Forward-looking statements" include any statement which is not of purely historical fact, such as statements concerning plans, objectives, goals, strategies and future events, and underlying assumptions. Such forward-looking statements involve known and unknown risks, and uncertainties expressed or implied by such forward-looking statements and actual results could be materially different from those projected. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, general economic and business conditions which may impact demand for our solar generated pumps and electricity; changes in tax laws and regulations; our ability to implement our marketing strategy and to expand our business in the worldwide market; our ability to install solar systems up to the level of efficiency and output of our plan; and changes in laws and government regulations applicable to our business, including laws in foreign nations. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

USE OF PROCEEDS

        We will not receive proceeds from the resale by Selling Stockholders of the common stock described in this prospectus. We may receive proceeds from the sale of shares issuable upon the exercise of warrants by the Selling Stockholders and upon the sale of up to 3,500,000 shares of common stock issuable by the Company. Any proceeds received by us upon the exercise of warrants or sale of shares issuable by the Company will be used for general corporate purposes.

MARKET PRICE INFORMATION

        Our common stock is included on the National Association of Securities Dealers Automated Quotation OTC Bulletin Board under the symbol "WWAT." The following table sets forth the quarterly high and low closing bid prices for the common stock as reported on the OTC Bulletin Board for the periods indicated. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	High	Low	Close
FISCAL 2002
First Quarter	$0.30	$0.12	$0.16
Second Quarter	0.28	0.12	0.17
Third Quarter	0.18	0.12	0.14
Fourth Quarter	0.19	0.11	0.16
	High	Low	Close
FISCAL 2003
First Quarter	$0.19	$0.09	$0.13
Second Quarter	0.21	0.13	0.19
Third Quarter	0.26	0.12	0.19
Fourth Quarter	0.20	0.09	0.14
	High	Low	Close
FISCAL 2004
First Quarter	$0.34	$0.10	$0.31
Second Quarter	0.49	0.26	0.41
Third Quarter	0.41	0.22	0.28
Fourth Quarter	0.31	0.23	0.30

        On December 31, 2004 there were approximately 684 holders of record of our common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

DIVIDENDS

        To date, we have not declared or paid any dividends on our common stock. The payment by us of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future.

DILUTION

        The book value of WorldWater as of September 30, 2004 was a deficiency of $3,588,933 or a deficiency of $0.047 per share of common stock. Book value per share is determined by dividing the tangible book value of WorldWater (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS

        Statements in this prospectus are based on the Company's last filed quarterly report dated November 15, 2004 concerning the Company's outlook or future economic performance; anticipated profitability, gross billings, commissions and fees, expenses or other financial items; and statements concerning assumptions made or exceptions to any future events, conditions, performance or other matters are "forward looking statements" as that term is defined under the federal securities laws. Forward looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (1) that there can be no assurance that the Company will grow and or manage its growth profitably, (2) risks associated with acquisitions, (3) competition, (4) the Company's quarterly results have fluctuated in the past and are expected to fluctuate in the future, (5) the loss of services of key individuals which could have a material adverse effect on the Company's business, financial condition or operating results and (6) risks associated with operating in emerging countries.

Overview

        Worldwater Corp. is an international solar engineering and water management company with unique, high-powered solar technology providing solutions to watersupply and energy problems worldwide. Until 2002, the Company was a development-stage enterprise organized to design, develop, manufacture and market solar water pumping systems focused on helping developing countries with water and power issues. Through research and development, the Company created proprietary solar technology capable of operating pumps and motors up to 600 horsepower used in irrigation, water utility pumping systems and refrigeration. This increased power capability, coupled with growing energy shortages in the united states, has opened domestic market opportunities that have now become the principal focus of its business. The Company has focused its efforts on aggressively marketing this proprietary solar technology domestically in conjunction with its on-going international efforts. In the U.S., this includes public and private commercial markets, particularly in California, New Jersey and other states which offer incentives for renewable energy sources. The Company continues to seek opportunities throughout the world, including the Philippines, where it maintains a subsidiary, the Middle East (primarily Iraq), and Africa.

Results of Operations

        The Company generated revenue from the sale of solar equipment and the recognition of grant revenue during the nine months ended September 30, 2004 and 2003. Total revenue was $61,040 in the third quarter of 2004 compared to $76,817 in the third quarter of 2003. Total revenue was $4,217,514 and $1,224,078 for the nine months ended September 30, 2004 and 2003, respectively. The difference in revenue between quarters and between years is attributable to the Company's dependence on individual system installations.

        The Company had a major equipment sales project in construction during the third quarter of 2004. The project was completed in the fourth quarter of 2004 and our customer has been formally notified by the serving utility that all requirements have been met to interconnect and operate the 225 kw photovoltaic electric generating facility. The Company uses the completed contract method of revenue recognition and thereore did not recognize revenue in the third quarter for this project.

        Equipment sales and grant revenue for the nine months ended September 30, 2004 were $4,000,000 and $217,514, respectively, as compared to $1,107,485 and $116,593, respectively, for the nine months ended September 30, 2003. equipment sales increased by $2,892,515 or 261% as compared to the previous year and grant revenue increased by $100,921 or 87%.

        In the first quarter of 2003 worldwater installed for the first time its solar proprietary technology system to drive a major commercial refrigeration system. The system installation resulted in $913,749 in revenue in 2003. during the second quarter of 2004, the Company served as exclusive pv supplier to the contractor, for a one-megawatt pv installation delivered to cerro coso community college in Ridgecrest, CA. The amount of revenue recorded for this project during the nine months ended September 30, 2004 was $4,000,000.

        Grant revenue for the quarter ended September 30, 2004 was $61,040, as compared to $53,568 for the quarter ended September 30, 2003. Grant revenue increased $7,472 or 14 % as compared to the same period in the previous year.

        The Company entered the New Jersey agricultural market in 2003. The New Jersey Board of Public Utilities (BPU) has authorized a comprehensive range of incentives. In december 2003, the Company was awarded a renewable energy economic development grant by BPU in the amount of $300,234 of which $134,513 was funded by BPU in 2003 and deferred the balance until 2004. During the nine months ended September 30, 2004, the Company collected $90,661 of the grant and recognized $202,514 of the grant as revenue. In the third quarter of 2004, the Company collected $25,020 of the grant and recognized $46,040 as grant revenue related to this award.

Cost of Sales

        Cost of sales for the quarter ended September 30, 2004 and 2003 were $311,669 and $76,676, respectively.

        Cost of sales for equipment increased $212,637 to $241,313. During the third quarter, the Company commenced construction of a contract for $2,oo1,692 for a 225 kw solar-driven irrigation system which has been completed in the fourth quarter of 2004 and has deferred the applicable revenues and expenses of $651,411 and $1,812,296, respectively at September 30,2004. These amounts have been included in the line items customer deposits and deferred contract costs, respectively, on the balance sheet. Under the contract, the Company has guaranteed the price of certain renewable energy credits (RECS) to be generated by the solar system during the first seven years of operation. Based on current market indications the Company estimates its guarantee obligation may result in a loss of $393,617 which is tied to the future market and trading value of recs generated in California. Without the knowledgf of the future value of these recs, the Company has recorded an estimated loss as a liability on the balance sheet as of September 30,2004.

        As of September 30, 2004 the Company estimates a net loss (estimated gross profit on equipment sales of $152,304 minus the estimated recs guarantee obligation of 393,617) of $241,313 on the contract. This estimated loss has been recorded in the cost of goods sold section of the income statement. Deferred costs and revenues of the project will be recognized when the project is completed. The estimated recs guarantee obligation of $393,617 will be treated as a reduction of revenue in the period the project is completed. Adjustments to the estimated guarantee obligation will be recognized as an adjustment of revenue over the seven year term of the guarantee obligation.

        Costs associated with grant revenue increased $22,356 to $70,356 on an increase in revenue of approximately 14%.

        For the nine months ended September 30, 2004 and 2003, cost of sales were $4,234,382 and $873,213, respectively. Cost of sales of equipment increased $3,231,267 to $4,003,397 on a 261 % increase in equipment sales. Costs associated with grant revenue increased $129,902 to $230,985 on a 87% increase in grant revenue during the nine months ended September 30, 2004.

Gross profit (loss)

        Gross loss for the quarter ended September 30, 2004 was $250,629. The Company recognized a gross profit of $141 in the same quarter in 2003. In 2004, the gross loss on equipment sales for the third quarter was $241,313 as compared to a loss of $5,427 in the third quarter of 2003. A gross loss of $9,317 was recognized on grant revenues for the third quarter which is reflective of timing differences in recognition of revenues verses costs and expenses attributable to grant revenue.

        The Company had a gross loss of $16,868 for the nine months ended September 30, 2004 and a gross profit of $350,865 during the same period in 2003. The gross loss on equipment sales for the nine months ended September 30, 2004 was $3,397. The Company had a gross profit on equipment sales for the nine months ended September 30, 2003 of $335,355.

        The gross loss experienced in the first nine months of 2004 is attributed to (a) required one-time development and additional engineering and construction costs on company projects that represented the two largest first-time projects of their type, and (b) recognition of the anticipated rec guarantee obligation associated with its project in construction exceeding the estimated gross profit from equipment sales.

        The Company had a gross loss of $13,471 on grant revenue in the first nine months of 2004 as compared to a gross profit of $15,510 for the same period in 2003. The gross loss is attributable to timing differences in recognition of revenues verses costs and expenses attributable to grant revenue.

Marketing, General and Administrative

        Marketing, general and administrative expenses were $827,646 for the quarter ended September 30, 2004 as compared to $613,631 in 2003, an increase of 35%. This increase is primarily attributable to an increase in sales efforts and associated staffing necessary to develop the domestic market. The Company has gradually increased its staffing levels, but has found it necessary to hire consultants from time to time, therefore increasing costs incurred as compared to the same period in 2003. Marketing, general and administrative expenses for the nine months ended September 30, 2004 and 2003 were $2,348,327 and $2,087,634, respectively.

Debt and Equity Sourcing Fees and Commissions

        The Company has incurred substantial fees and commissions, including investor relation fees, raising both debt and equity required to fund its working capital needs. In the third quarter of 2004 and 2003 the Company incurred $782,514 and $316,967, respectively, and for the nine months ended September 30, 2004 and 2003 $1,726,082 and $381,967, respectively, of financing fees and commissions,including investor relation fees.

        In the three months and nine months ended September 30,2004, $468,000 and $1,116,962, respectively of the debt and equity sourcing fees and commissions represent the non cash fair value estimated cost of warrants determined using the black scholes model.

Research and Development

        Research and development expenses were $60,577 for the quarter ended September 30, 2004 compared to $90,862 in 2003. For the nine months ended September 30, 2004 and 2003, the Company incurred $155,167 and $278,342, respectively, in research and development expenses.

Loss from Operations

        Operating loss for the quarter ended September 30, 2004 was $1,921,366 as compared to $1,021,319 from the previous year. The operating loss for the nine months ended September 30, 2004 was $4,246,444 as compared to $2,397,078 for the same period in 2003.

Interest Expense

        Interest expense increased to $333,225 in the third quarter 2004 as compared to $201,763 in the third quarter of 2003. This refelcts the increase in convertible debt outstanding during the respective periods and the greater amortization of original issue discount attributable to the value of warrants that were attached to the convertible debt when issued. Interest expense for the nine months ended September 30, 2004 increased to $1,588,090, an increase of $1,165,930 over the $422,160 expended in same period in 2003. This increase reflects the additional convertible debt outstanding during the period and the significant increase in the amortization of original issue discount attributable to the value of warrants that were attached to the convertible debt when issued.

Income Taxes

        The Company recognized no income tax (benefit) expense for the third quarter and for the nine months ended September 30, 2004.

        The Company participates in the state of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporation business taxpayers. The Company has submitted applications to the New Jersey economic development authority (the "EDA") to participate in the program for tax losses incurred in 2003 and 2002. The sale is anticipated to be completed in the fourth quarter of 2004.

        In the event of a change in ownership, the Tax Reform Act of 1986 (the "ACT") provides for a potential limitation on the annual use of net operating loss (NOL) and research and development tax credit carryforwards that could significantly limit the Company's ability to utilize these carryforwards. Accordingly, because tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of the net operating losses and credit carryforwards for federal income tax purposes.

Liquidity and Capital Resources

        The net increase in cash from all activities during the first nine months of 2004 was $170,898. As compared to an increase of $103,998 in 2003. the cash used in operating activities was $3,926,410 compared to $1,553,615 in 2003. The increase in use of cash for operating activities is attributable to the increase in domestic sales efforts as the Company takes an aggressive approach in capturing this market opportunity, and cost incurred to obtain equity and debt. The cash used in investing activities was $21,576 as compared to $52,321 during the first nine months in 2003.

        The Company financed its operations through the sale of stock, issuance of convertible debentures and term notes and the sale of solar equipment and collection of grant revenue during the first nine months of 2004 and 2003. The cash provided by financing activities during the first nine months of 2004 was $4,119,904 as compared to $1,725,739 in 2003. In the nine months ended September 30, 2004 and 2003, the Company issued three year convertible notes totaling $1,262,550 and $1,340,000, respectively, to institutional and accredited investors. The conversion feature of the convertible notes resulted in the recording of beneficial conversion interest, a non cash operating charge, of $427,167 and $192,334 in the nine months ended September 30, 2004 and 2003, respectively.

        During the first nine months of 2004 the Company issued $936,403 in notes payable and repaid $406,752. In April, 2004, in conjunction with entering into the securities purchase agreement described in note 5 of the financial statements, the Company borrowed $800,000.

        During the first nine months of 2003, the Company issued notes payable of $613,000 and repaid notes payable and long-term debt of $577,261.

        The Company generated cash through the sale of common stock of $1,950,000 and exercise of warrants and options of $381,503 during the first nine months of 2004. During the same period in 2003 the Company generated cash through the exercise of warrants of $15,000.

        At September 30, 2004, the Company had a working capital deficiency of $903,697 and a stockholders' deficiency of $3,588,933.

        The Company expects to continue to incur losses until such time as it gains greater market acceptance of its technology at selling prices and volumes which provide adequate gross profit to cover operating costs and generate positive cash flow. Working capital requirements will depend upon numerous factors, including the level of resources devoted to the scale-up of installation activities, and increased sales and marketing. Management has developed a financial plan to address working capital deficiency and to increase the cash provided by financing activities. Since early 2000, this has included the issuance of preferred stock, restricted and non-restricted stock and convertible debentures. The Company is taking steps to generate sufficient funding to meet anticipated operating needs expected to be incurred in 2005.

        As part of the financial plan in april, 2004 the Company entered into a securities purchase agreement ("SPA") with SBI Brightline VIII LLC. Subject to the terms of the SPA the Company may issue and sell to the purchaser and purchaser shall purchase from the Company up to 17,000,000 shares of common stock with 5,100,000 warrants in three traunches as shown below:

Price Tranche Warrants No.	Number of Tranche Shares Included In Tranche	Number of Tranche Warrants Included In Tranche	Tranche Purchase Price per Tranche Share (U.S. Dollars)	Purchase Tranche per Tranche (U.S. Dollars)
1	7,000,000	2,100,000	$0.17	$0.17
2	5,000,000	1,500,000	$0.22	$0.22
3	5,000,000	1,500,000	$0.27	$0.27

        Through September 30, 2004, the Company had sold and the purchaser had purchased all of the first tranche and fifty-five percent of the second tranche generating proceeds of $1,800,000. In October 2004 the Company sold and the purchaser purchased the remainder of the second tranche generating additional proceeds of $490,000. See subsequent event note above. There is no assurance that the third and final tranche of the stock purchase agreement will be sold and purchased.

Securities Transactions during the Twelve Months Ended December 31, 2004

First Quarter

        During the first Quarter 2004 the Company issued three year convertible notes totaling $1,262,550 to institutional and accredited individual investors. The notes bear interest at 10% per annum payable semi-annually commencing July 2004. Interest is payable in cash or in shares of common stock at the election of the holder. The notes are convertible into an aggregate of 8,417,000 shares of common stock at $0.15 per share. The notes are convertible at the option of the holder at anytime. As a result of this issuance, beneficial conversion interest of $427,167 was recorded in the first quarter of 2004. Warrants to purchase an aggregate of 5,638,667 shares of common stock, at an exercise price of $0.30 per share, valued at $593,900, were issued with the convertible notes. The value of the warrants was accounted for as an original issue discount of the convertible notes and is being amortized over the three year term of the respective convertible notes.

        Convertible notes having a face amount of $440,000 were converted into 3,666,666 shares of common stock at $0.12 per share.

        In the first quarter of 2004, the Company sold 1,000,000 restricted common stock shares through a private placement at $0.15 per share to an accredited investor resulting in proceeds of $150,000. In addition, an employee exercised options totaling 33,333 shares of common stock at $o.15 per share.

        In consideration for providing investor relations, political, and financial services and providing loans totaling $70,000, the Company issued 525,000 restricted common stock shares. The Company recognized $81,000 in compensation expense. warrants to purchase an aggregate of 670,000 shares of common stock at an exercise price of $0.20 per share were issued with the stock purchased and were valued at $80,400 and recognized as interest expense.

Second Quarter

        Convertible notes having a face amount of $350,000 were converted into 2,333,333 shares of common stock at a conversion price of $0.15 per share. Employees exercised options totaling 538,337 shares of common stock at prices ranging between $0.15 and $0.34 per share resulting in proceeds of $92,210.

        In consideration for providing investor relations, political, and financial services and providing a loan totaling $5,000 the Company issued 288,000 restricted common stock shares. The Company recognized $98,280 in compensation expense.

        During the quarter ended June 30, 2004, 999,000 warrants were exercised at average prices ranging between $0.10 and $0.15 per share resulting in proceeds of $124,850.

        These transactions did not involve a public offering and therefore were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Third Quarter

        Convertible notes having a face amount of $555,000 were converted into 3,700,000 shares of common stock at a conversion price of $0.15 per share. Employees exercised options totaling 64,166 shares of common stock at a price of $o.15 and $0.34 per share resulting in proceeds of $9,625.

        In consideration for providing investor relations, political, and financial services and in forgiveness of an accounts payable of $28,000, the company issued 288,000 restricted common stock shares at prices ranging between $0.28 and $0.30. The Company recognized $9,900 in compensation expense.

        During the quarter ended September 30, 2004, 446,667 warrants were exercised and restricted stock issued at a price of $0.30 per share resulting in proceeds of $134,000.

        The above transactions did not involve a public offering and therefore were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        Under the securties purchase agreement described above 9,772,727 registered shares were issued under the common stock registration that became effective August 12, 2004.

Fourth Quarter

        In consideration for providing investor relations, business development, and financial strategic advisor services, the Company issued 560,357 restricted common stock shares at prices ranging between $0.17 and $0.28.

        In addition, 550,000 warrants were exercised and restricted stock issued at a price of $0.15 per share.

        The above transactions did not involve a public offering and therefore were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        Under the securties purchase agreement described above 2,227,823 registered shares were issued under the common stock registration that became effective August 12, 2004.

Critical Accounting Estimates

        The consolidated financial statements in this prospectus are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.

        The Company's working capital deficit of $903,697 and stockholder's deficiency of $3,588,933 raises substantial doubt about the Company's ability to continue as a going concern.

        The Company continues to raise capital through additional borrowing, issuance of convertible debt and sale of common stock. In addition, the company continues to market its products both domestically and internationally. However, there can be no assurances that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

BUSINESS

        WorldWater Corporation is an international solar engineering and water management company with unique, high-powered solar electric technology providing solutions to water supply and energy problems. The Company has developed patented solar electric systems capable of operating pumps and motors up to 600 horsepower for irrigation, refrigeration and water utility pumping systems. WorldWater's proprietary AquaMax™ system is controlled by The Company's patented AquaDrive™, an electronic board that reads and translates the output of solar electric Direct Current ("DC") current from solar panels, converting the flow into Alternating Current ("AC") current for delivery to the electric grid or to water pumps or any 3-phase AC motor. The Company's AquaMax™ hybrid solar irrigation pumps are able to operate on solar alone or in combination with the electric grid or diesel generators. Among the advantages of The Company's proprietary solar technology is that, in the event of a grid outage, power can be seamlessly and automatically transferred to the solar electric system for continued operation without interruption and without operator intervention.

        WorldWater's proprietary technology permits the use of high power (above 10 hp) AC Pumps, an option previously unavailable for solar power. AC pumps are widely available in countries throughout the world, allowing replacement pumps and parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumping currently available use less reliable and less durable DC pumps or custom AC pumps, which are more costly and not readily available in most developing countries.

        Until 2002, WorldWater's business was focused exclusively on helping developing countries with water and power problems, but The Company's sharply increased power capability, coupled with growing energy shortages in the U.S., has opened widespread and emergent domestic market opportunities. WorldWater's ability to operate large-scale pumps is especially important in areas where electricity is expensive and diesel considered too polluting. California, for example, a major target market for The Company, is striving to increase renewable energy usage to reduce demand on the state's electric utilities grid and to improve the state's air quality by granting rebates to buyers and by giving significant tax credits and other incentives for purchasing renewable energy. In New Jersey, rebates from the electric utilities plus federal tax incentives for the purchase of renewable power can reduce the price of WorldWater's systems, including the high-powered hybrid AquaMax™, by up to 60 percent. This enables renewables in general to better compete against traditional energy sources in New Jersey, California and other states in industries such as agriculture, viniculture, and utilities.

        By employing the hybrid AquaMax™ irrigation system, which can operate motors up to 600 horsepower by sunshine alone or in combination with the existing electric grid or diesel, a farmer can irrigate his land at little or no additional cost over what is paid currently for irrigation powered by grid electricity. Once WorldWater's system is installed, power generated by the sun to drive irrigation equipment has limited on-going maintenance cost. When a farmer is not irrigating, the sun is still developing electricity through WorldWater's system and the power is returned to the electrical utility for storage and later use, or for direct utility bill credit (depending upon the state). This process is called net metering and is already in operation in New Jersey and California as well as more than 30 other states. By automatically switching between solar and other power sources,the AquaMax™ enables a farmer to protect against a loss of irrigation ability even during daylight power shortages or blackouts.

        The Company was incorporated in the state of Nevada on April 3, 1985 under the name of Golden Beverage Company. In April 1997, The Company entered into a reverse merger transaction with WorldWater, Inc., a Delaware corporation formed in January 1984. Since the merger transaction, The Company, under the name of WorldWater Corp., has been engaged exclusively in the solar/water power industry. In June of 2000, The Company shareholders voted to change the state of incorporation from Nevada to Delaware. The Company stock is publicly traded on the NASDAQ OTC Bulletin Board under the symbol WWAT.OB.

        The Company has its corporate headquarters and research facilities located at 55 Route 31 South in Pennington, New Jersey 08534. WorldWater conducts research and designs, develops and markets proprietary technology relating to solar energy and water engineering, including solar power projects and international water management consulting, at this location.

Major Customers and Export Sales

        The Company offers a wide range of water resource services worldwide, driven by its solar-powered pumping systems. Applications include irrigation, refrigeration and water utility pumping systems. The initial focus in the United States has been California and New Jersey because of energy shortages, high energy costs and attractive rebates available to customers from local utilities, along with tax credits from federal and state governments. The Company is looking to broaden its focus to other states to increase revenues as well as continuing to submit proposals to various foreign governments (particularly, the Philippines, and Iraq) in need of solving critical water supply and energy problems using The Company's high-powered solar technology. Most recently, The Company proposed a plan to use its proprietary solar equipment to assist in the rehabilitation of the coastal communities of Sri Lanka, where the tsunami of December 26, 2004 destroyed much of the coastal water resources.

California

        The Company entered the California agriculture market in 2002 with implementation of a 50 hp irrigation pumping system for a cotton farm in the San Joaquin Valley. In 2003, WorldWater installed its first solar refrigeration system at a food processing facility near Bakersfield, CA. In the first half of 2004, WorldWater supplied a one MW solar electrical system at Cerro Coso Community College, Ridgecrest, CA,the largest PV installation on a U.S. community college campus. In December 2004, WorldWater completed installation of the world's largest solar irrigation pumping system at a citrus ranch in San Diego County, CA, which powers a 200 horsepower irrigation pump.

New Jersey

        The Company entered the New Jersey agricultural market in 2003 with completion of a 24 kW solar electrical system at Flatbrook Farm, an organic meat and poultry farm in Montague, NJ. The New Jersey Board of Public Utilities (BPU) has authorized a comprehensive range of incentives which took effect in January 2004 and which will require more than $600 million of new PV installations in the state over the next five years.

International

        WorldWater has operated in the Philippines since 1997 when The Company delivered 25 solar pumps for installation by the National Irrigation Authority (NIA) under a directive from former President Fidel V. Ramos. The Company has formed a Philippine subsidiary, WorldWater (Phils) Inc.,and has established a local management team to develop and implement business.

        In September 2003, WorldWater (Phils) inaugurated the world's first solar powered prepaid municipal water distribution system for the municipality of Ronda on the island of Cebu. For the first time, a municipal water distribution system utilizes "smart card" technology as a financing solution to address problems associated with the payment collection process. The Ronda system uses WorldWater's proprietary AquaCard™ debit card system, which operates directly with WorldWater's AquaMeter™ solar pumping stations throughout the community. The project was made possible by a commercial loan from the Philippine National Bank and required no special loans or subsidies.

        Winrock International contracted with WorldWater in 2003 to evaluate potential water supply development and sanitation solutions for selected communities within the Alliance for Mindanao

Off-Grid Renewable Energy (AMORE) area in the Southern Philippines. The assessment study has been completed and proposals remain outstanding for project implementation.

Solar Water Systems

        AquaMax™ high yield hybrid irrigation pumps take solar water pumping systems to unprecedented production levels. WorldWater has the technological capability to drive motors and pumps up to 600 hp, delivering thousands of gallons of water per minute by solar energy alone or in automatic combination with the electric grid or diesel generators. Irrigating fields in remote areas with solar power requires no fuel costs, limited maintenance, while generating no noise and no pollution. With WorldWater's hybrid systems, if sunlight is not available or decreases as a result of cloud cover, the AquaMax™ can automatically switch to an alternate power source: diesel generation, batteries, or the electrical grid.

        The patented AquaDrive™ controller converts solar DC current to AC, then supplies the AC power to a motor or pump from either the solar array or the grid (or diesel generator) or simultaneously from both sources. The hybrid operation is programmed to be completely automatic so manual intervention is not required to switch from one power source to the other.

        The AquaMeter™ water meter allows consumers to buy water with pre-paid electronic "smart card" technology. During each sale, the meter deducts the charge and indicates the balance remaining on the card, which can be recharged at a designated vendor site with additional cash payment. Designed to be tamper-proof, the meter also discourages wasteful spillage. Revenue collected from the AquaCard™ is used to pay for the solar water system.

Solar Power Systems

        SolPower™ PV power systems are designed for off-grid homes, schools, health clinics, and village community centers. The systems produce electricity for lighting, TV, radio, computers and a host of other uses. The key market for this power system is in developing countries where those living outside major cities are not connected to the electrical grid system.

        SolBrite™, WorldWater's solar charged portable lantern, can be used virtually anywhere. A PV module charges a high-quality, maintenance-free battery, located in the base of the unit, to illuminate a bright fluorescent light.

        SolLite™ WorldWater's solar light fixture, was developed by WorldWater engineers to meet the demands of the marketplace for an affordable light at half the price of the competition. SolLite™ also conserves energy, using less power while still achieving similar output.

Marketing

        WorldWater markets the AquaMax™ pumping systems and other solar products worldwide to both institutional public and private commercial markets. Until 2002, products were primarily marketed in developing nations, where there is a great need for electrical power and clean water. In 2002, The Company began marketing domestically in California and New Jersey. The introduction of these products allows farms, water utilities and other large industrial power users to take advantage of state and federal financial incentives available for solar powered systems. WorldWater's high-powered solar pumps qualify to supply these markets and enable the buyer to benefit from available rebates and credits, while hedging against escalation in fossil fuel prices. Potential markets include agriculture, dairies, livestock farms, water utility districts, wineries and food processing facilities (refrigeration pumps and compressors).

        In California, The Company has completed installations driving a 50 hp irrigation pump, a food processing system with a 350 hp compressor pump, a one MW solar electrical system at a community college and a 267 kW citrus ranch installation driving a 200 hp irrigation pump. In New Jersey, WorldWater has completed construction of a 24 kW system for electricity for an organic farm. The price of the pumping systems being marketed in California and New Jersey ranges from approximately $300,000 to several million dollars. In California, WorldWater has a sales and technical support office in Foster City and additional personnel in San Diego and Sacramento to service the state. WorldWater's East Coast and International operations are managed from its headquarters in Pennington, NJ.

        International marketing efforts largely identify specific project opportunities that have the potential for long-term growth and institutional financial sources that are capable and willing to finance these projects. The massive reconstruction effort being undertaken in Iraq presents unique opportunities for American contracting companies, and WorldWater has partnered with The Sandi Group, one of the largest Iraqi construction and logistics companies, to pursue these opportunities.

        The need and price for water worldwide is growing annually. The United Nations estimates that $8 billion annually is currently spent in providing safe drinking water in developing countries, and that $100 billion will be required over the next five years. The challenge of how to bring safe drinking water and electricity to rural households in need is one focus of WorldWater's proprietary solar technology. Solar energy supplies more energy in one hour than the world uses in one year, so it is an abundant resource well suited to the dispersed communities off the electrical grid without the negative pollution attributes of fossil fuels.

        Over the last 15 years, the photovoltaic (PV) industry has grown in revenues from $2 million to over $1.5 billion. By 2020, worldwide annual PV direct sales are estimated to be $27 billion and related sales are estimated to be more than $50 billion per year as stated by the U.S. National Renewable Energy Laboratory Report, "Photovoltaics: Energy for the New Millennium," January 1, 2000. Advances in PV technology and corresponding reduction in costs continue to fuel the increasing demand for PV power. Great potential for PV technology also lies in developing countries where roughly 2 billion people lack electricity and sufficient water supplies. Applications range from remote pumping, irrigation, telecommunications and lighting to village-size power production.

        Based on estimates by the United Nations Development Programme and the World Bank, the cost of bringing clean water to the 2 billion people who are without access to safe drinking water will be approximately $50 per person, or $100 billion total. Governments may be forced to reallocate their funding resources to address what the World Bank says will be a major problem of the 21st century—water shortages.

        A similar size investment is needed to supply electricity to underdeveloped nations. For example, WorldWater's analysis of the remote power markets in the Philippines, where only 28 of the 2,800 inhabited islands have access to electricity, shows that a modest 10% penetration by solar power represents an outstanding market opportunity.

        WorldWater is marketing the AquaMax™ pumping system and its other solar products worldwide to both public institutions and private enterprises.

        WorldWater provides solar solutions for water and electricity needs by:

  •
  Combining the two technological requirements of solar engineering and water engineering, thus enabling The Company to more effectivelyimplement turnkey programs;

  •
  Utilizing Company specialists to locate and evaluate water sources;

  •
  Conducting site assessments to appropriately size solar water pumping and electrical systems;

  •
  Installing The Company's proprietary solar products;

  •
  Focusing on community preparation and capacity-building for the technology;

  •
  Arranging project financing.

        A key marketing strategy is the utilization of strategic alliances. WorldWater, as a water and power solutions provider, is in an ideal position to partner with major international organizations to enhance its financing capabilities and with local organizations to enhance project implementation.

        WorldWater has a longstanding relationship with the U.S-based firm Vincent Uhl Associates for hydrogeological studies and with Morehouse Engineering, a power system controls engineering firm. The companies have successfully worked together in a number of markets. Vincent Uhl Associates have located, drilled and tested new groundwater sources in Asia, Africa, and the Americas, and Morehouse Engineering has operated with The Company in Africa and Pakistan.

        Also, The Company has strategic alliances    with Winrock International (see above), The Sandi Group (see above), Princeton Power Systems (see below),and the International Center for Water Technology (see below).

        In addition, WorldWater works closely with financial institutions such as private investment funds, the U.S. Trade & Development Agency, the Export-Import Bank, World Bank, and USAID in their efforts to secure safe drinking water and power in emerging nations.

        Domestically, WorldWater has worked closely with Rutgers University agro-engineers and with Cumberland County College in developing solar drip irrigation systems for use in fresh and brackish water, and with the International Center for Water Technology, California State University at Fresno, to explore uses of solar power in domestic irrigation.

Research and Development

        A key strategy of WorldWater is to continue developing innovative, cutting edge products to meet water and electricity needs with proprietary solar technology. The Company holds a patent on the electronic board controller (AquaDrive™) of the AquaMax™ system. In 2003, The Company also was awarded a patent on its automatic switching technology, which enables the system to perform multiple functions such as water pumping and battery charging and also to switch automatically between solar and grid-tied, diesel or battery power sources.

        In November of 2003, The Company was awarded a $300,000 Renewable Energy and Economic Development (REED) inaugural grant by the New Jersey Board of Public Utilities to develop power electronics for controlling interaction between the electric grid, solar power and motors. Princeton Power Systems, Princeton, NJ, is WorldWater's subcontractor on the 18-month grant, the results of which are expected to reduce the cost of electronic control equipment used in the AquaMax™.

Patents

        WorldWater has obtained patents and continuations-in-part for its newly developed electronics systems and has filed for protections of its patents in the Philippines. Thomas McNulty, Sr., Dr. Anand Rangarajan, and Douglas Williams of WorldWater and Quentin T. Kelly, Chairman and CEO, together with Princeton University engineers have been issued patents, all of which are assigned to WorldWater. The Company holds patents on the electronic board controller (AquaDrive(TM)) of the AquaMax(TM) system and on the Solar Thermal Powered Water Pump. In 2003 the Company was issued a patent on an electronic board that allows, in case of the interruption of service in an A/C grid power system, the automatic transfer to solar power systems for uninterrupted operation of motors and other power loads. The following table shows the Company's existing patents and pending patent applications.

Patent Title	Domestic/ International	Patent File No.	Status	Expiration
Solar Thermal Powered Water Pump	Domestic	U.S. 5,163,821	Approved	December 17,2012
Switchable Multiple Source Power Supply	Domestic	US 6,583,522	Approved	June 24, 2003
Bias controlled DC to AC converter and systems	Domestic	US 6,275,403	Approved	August 14, 2021
Bias controlled DC to AC converter and systems	International-Phillipines	US 6,275,403 B1	Pending
Hybrid AC/DC	Domestic	US -2004 -0095091-A1	Pending
No Load Motor Cutoff Method And Apparatus	Domestic	US -2004 -10/938829	Pending
Smart Card Water System	International		In Process

Source and Availability of Components

        The solar modules used in our systems are composed of silicon and other photovoltaic materials. Suppliers of solar modules include Shell Solar, Kyocera, Sharp, BP Solar and RWE Schott. WorldWater orders solar modules and related articles from several suppliers and has not entered into any term supply contracts.

        Sub-contractors currently manufacture components of the AquaMax(TM)systems in the United States. WorldWater will continue to source components, specifically solar modules, worldwide, based on quality and cost considerations.

Competitive Conditions Affecting the Company

        The Company's products compete with both conventional power generation and solar power technologies. The main competitive technologies are diesel and gasoline generators, and electrical grid extension. The cost of installing a solar pump may be more or less than the cost of an electrical grid extension, depending on the particular installation. However, the life-cycle cost benefit of the solar driven motor or pump is the reduction in on-going electric costs. Solar generation is a hedge against escalation in fossil fuel prices, without the negative pollution attributes. The initial cost of acquiring a diesel pump is less than the initial cost of a solar pump, but the on-going incremental operating and maintenance costs of the diesel pump are greater and, in remote areas, the supply of fuel and spare parts are not always readily available.

        The Company's most commonly encountered solar pumping competitor is Grundfos A/S of Denmark, a manufacturer of a large range of water pumps, including a solar pump line. Their pumps run off a specially wound AC motor which is significantly more expensive than the conventional AC pumps that WorldWater uses. Grundfos units are also limited in capacity to about 4 kW. WorldWater's systems can operate pumps in the 400 kW range. Aero-Environment of California has somewhat similar technology using AC pumps but they currently are limited in size to about 3 horsepower. There are a number of other solar pump companies, including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe, which produce DC powered pumps.

Subsidiaries

WorldWater Corp., 100% wholly owned inactive subsidiaries include:

        WorldWater, Inc.

        WorldWater Holdings Inc.

        WorldWater East Africa Ltd.

        WorldWater Pakistan (Pvt.), Ltd.

WorldWater also owns a 90% interest in WorldWater(Phils), a Philippine corporation.

Government Regulations

        Compliance with federal, state, and local provisions regarding the production and discharge of materials into the environment is expected to have no effect on capital expenditures, earnings and competitive position. The Company has a program to comply fully with the U.S. Foreign Corrupt Practices Act.

Employees

        On December 31,2004, the company employed 20 people on a full-time basis. The company also hires consultants on an as-needed basis and has informal arrangements with two water consulting companies, the hydrogeological firm of Vincent Uhl Associates and Morehouse Engineering, specialists in power control, and water/wastewater treatment systems integration.

Properties

        The Company's executive office, research and development facility is housed in a 12,000 square foot site located at 55 Route 31 South, Pennington, New Jersey 08534. This facility is leased under an operating lease expiring June 25, 2007. The Company also uses a second facility in Hopewell, New Jersey for conferences, meetings and demonstrations of its products. This facility is leased from Quentin T. Kelly, the Chairman and Chief Executive Officer, on a month-to-month basis. See "Certain Relationships and Related Transactions."

        In July of 2004, the Company opened a sales and technical support office in Foster City, California under a two year lease expiring June 13,2006. In July of 2004, the Company closed its government liaison office in Sacramento, California.

Legal Proceedings

        Although we are involved in ordinary, routine litigation from time to time incidental to our business, we are not presently a party to any other legal proceeding, the adverse determination of which, either individually or in the aggregate, would be expected to have a material adverse affect on the Company's business or financial condition.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of December 31,2004. Their respective backgrounds are described following the table:

Name	Age	Position With the Company
Quentin T. Kelly	70	Chairman of the Board and Chief Executive Officer
Dr. Anand Rangarajan	54	Executive Vice President
Peter I. Ferguson	61	Vice President
James Brown	49	Vice President, Chief Financial Officer and Corporate Secretary
Joseph Cygler	69	Director
Rolf Frauenfelder	38	Director
David Lifschultz	58	Director
Dr. Davinder Sethi	57	Director
Lange Schermerhorn	64	Director

        Quentin T. Kelly founded WorldWater, Inc. in 1984 as a consulting and R&D company and has been Chairman and CEO since then. Mr. Kelly was previously Director of Information Services and Assistant to the President of Westinghouse Electric Corporation from 1965 to 1971, and subsequently became President of Kelly-Jordan Enterprises, Inc., a leisure products company from 1971 to 1975, and then President of Pressurized Products, Inc., manufacturers and international marketers of specialized water systems and products, from 1976 to 1984. Mr. Kelly is an alumnus of Kenyon College and holds three U.S. patents relating to water systems. He has many years' experience in international business relating to water and power needs in the developing world. He has worked on water supply and solar power projects with governments and several of the international assistance agencies (USAID, UNDP and UNICEF) and more than a dozen governments and private contractors throughout the world.

        Dr. Anand Rangarajan, Executive Vice President, has been employed by the Company since 1998. He is a solar and water pump specialist with 20 years experience in all aspects of the solar electric business and has pioneered the development of several proprietary solar water pumping systems, products and markets. His systems have been installed in over 20 countries. He holds a Ph.D. in Engineering from the University of Wisconsin.

        Peter I. Ferguson, Vice President of Administration, joined WorldWater in 1989. He previously served as a vice president and general management executive and accountant for companies in New York and New Jersey. He graduated from Rutgers University in accounting and management.

        James S. Brown, Vice President, Chief Financial Officer and Secretary, joined WorldWater in May 2004. Mr. Brown has extensive financial experience in the energy industry. From August 2002 until May 2003, Mr. Brown served as an independent financial consultant. From October 1999 until August 2002, he was Director of Structured Finance, Americas, for Energy Wholesale Operations in Houston, Texas.

        Prior to that, Mr. Brown served as a Project Finance Director for El Paso Energy International. Mr. Brown has also held executive finance positions with Westmoreland Energy Inc. and AMVEST

Corporation. Mr. Brown graduated from Georgetown University with a degree in Accounting and holds an MBA from Texas A&M University.

        Joseph Cygler has been a Director of the Company since January 1997, and a former Vice President of Marketing and Executive Vice-President. He has been Chief Executive Officer of the CE&O Group, an organization assisting companies in operations management, since 1986. Previously he was an executive at Kepner-Tregoe, Inc., an international business consulting firm, from 1976 to 1986, an executive with Honeywell Information Systems from 1964 to 1976, and a marketing representative with International Business Machines from 1961 to 1964. Mr. Cygler has a BS in Engineering from the U.S. Military Academy at West Point.

        Rolf Frauenfelder has served as a Director since 1999. He is the President of SparWohl Frauenfelder, an asset management company, based in Switzerland. He is a graduate in Economics of Zurich University with an emphasis in Environmental Economics.

        David Lifschultz has served as Chief Executive Officer and President of Lifschultz Terminal Leasing, an institutional holding company, since 1998. From 2002 to 2003, he also served as Chairman of Genoil, Inc., a Canadian oil technology company, and has served as Chairman and Chief Executive Officer of Genoil, Inc. from 2003 to the present. He spent nearly 30 years at Lifschultz Industries and was Chief Executive Officer from 1987 to 2001.

        Dr. Davinder Sethi has served as a Director since 2000. He has served Entrada Networks, Inc. in various capacities since November 2001 and currently is Vice Chairman and Chief Financial Officer. Prior to that time, he was an independent advisor in the fields of information technology and finance. He has served as Chairman and Chief Executive Officer of iPing, Inc., and was a Director and Senior Advisor to Barclays de Zoete Wedd. In addition, Dr. Sethi spent seven years at Bell Laboratories in operations research and communications network planning and seven years in corporate finance at AT&T. Dr. Sethi holds a Ph.D. and M.S. in Operations Research, Economics and Statistics from the University of California, Berkeley, and is a graduate of the Executive Management Program at Penn State. Dr. Sethi serves on the Board of Directors of Entrada Networks, Inc.

        Lange Schermerhorn has served as a Director since 2001. She is a retired U.S. Ambassador to Djibouti, is an economist who has spent 30 years in the Foreign Service and has covered the globe as a senior foreign officer in such places as Brussels, where she was Deputy Chief of Mission, with specific emphasis on economics relating to NATO and EU. She has also had significant Foreign Service experience in Sri Lanka, Vietnam, Tehran, London and Washington D.C. Ms. Schermerhorn's education and related experience include Mt. Holyoke College (B.A. 1961), Harvard Business School, and National War College.

        The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee met three times and the Compensation Committee met two times during the fiscal year ended December 31, 2003 and each have met following the end of each of the first three quarters of 2004. Messrs. Cygler and Sethi comprise the Audit Committee. The Audit Committee operates under a formal written charter. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls.

        Messrs. Cygler, Sethi and Schermerhorn comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of our company.

        We have a staggered Board of Directors and each of the Directors serves a two year term or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, although, Messrs. Kelly, Ferguson and Brown have entered into employment agreements. See "Management—Employment Agreements." There are no family relationships between any of our directors or officers.

Executive Compensation

Summary Compensation Table

        The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 2004 (the "Named Executive Officers").

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options	All other Compensation
Quentin T. Kelly, Chairman & Chief Executive Officer	2004	$69,786	$0	240,000	$44,000	(1)
Dr. Anand Rangarajan Executive Vice President	2004	114,073	15,000	822,000

(1)
Represents the premium paid for a life insurance policy, the beneficiary of which is Mr. Kelly's wife.

Option Grants for Year Ended December 31, 2004
(Individual Grants in Fiscal Year)

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price Per Share (1)	Expiration Date
Quentin T. Kelly	240,000	5%	$0.215	12/31/2014
Dr. Anand Rangarajan	822,000	16%	$0.269	12/31/2014

(1)
All grants of options have been made with exercise prices equal to fair value at date of grant. The amounts shown represent an average share price for the shares indicated.

Aggregated Option Exercises
For Fiscal Year Ended December 31, 2003
and Year-End Option Values(1)

					Value of Unexercised In-the- Money Options at Fiscal Year-End($)(3)
			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Quentin T. Kelly	0	0	1,607,975	120,000	29,196	2,400
Dr. Anand Rangarajan	0	0	364,000	750,000	34,840	15,000

(1)
No stock appreciation rights are held by the named Executive Officer.

(2)
The total number of unexercised options held as of December 31, 2004, separated between those options that were exercisable and those options that were not exercisable on that date.

(3)
For all unexercised options held as of December 31, 2004, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $0.30 per share on December 30, 2004.

Compensation of Directors

        Outside directors are entitled to receive options to purchase 50,000 shares of our common stock for each year of service on the Board of Directors. Members of the standing committees of the Board of Directors are compensated on a quarterly basis for their participation in meetings of the respective committees.

Employment Contracts

        On January 1, 2002, the Company entered into a five-year employment agreement with the Mr. Kelly. Compensation under the agreement is $150,000 annual salary, $1,200 per month auto allowance and $1,500 per month to cover rental offices in Hopewell, New Jersey. Mr. Kelly agreed to an amendment which provided for an annual salary of $25,200 and accruing the difference beginning on July 1st. Mr. Kelly has full participation in the Company "fringe benefits" including health coverage and the maintenance of a whole life policy. The benefits continue if employment is terminated without cause or by reason of death or disability to Mr. Kelly or his estate for the remaining term of the agreement or a period of 24 months, whichever is longer. Bonus and participation in the Stock Option Plan are based upon the discretion of the compensation committee. In July 2004, Mr. Kelly was granted 120,000 stock options vesting in equal installments of 10,000 shares per month, at an exercise price of $0.15, the fair market value at the date of the grant.

        In July 2002, Mr. Kelly was granted 1,000,000 shares of restricted stock, 600,000 of which remain unvested as of December 31, 2004. The balance of unearned compensation related to these restricted shares as of December 31, 2004 was $75,000. Total compensation expense recognized was $30,000 in each of the years ended December 31, 2004 and 2003.

        Included in accrued sales commissions as of September 30, 2004 is $33,622 owed to Mr. Kelly under a Management Services Fee Agreement dated April 1, 1991 and expiring on December 31, 2005, calling for a management services/sales incentive fee equal to one-half percent (0.5%) of the Company's gross product revenues less any related product returns, rebates, allowances, freight charges, tariffs and sales taxes, not to exceed $250,000 per annum.

        Also on May 24, 2004, the Company entered into an employment agreement with the Vice President, Chief Financial Officer and Corporate Secretary.

        The Company has unpaid salaries of $519,525 which have been deferred by the officers as of September 30, 2004, and are included in accrued expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        The following table sets forth the number and percentage of the shares of the registrant's Common stock owned as of January 1, 2005 by all persons known to the registrant who own more than 5% of the outstanding number of such shares, by all directors of the registrant, and by all officers and directors of the registrant as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent of Class
David K. Lifschultz 545 Madison Ave 15th Floor New York, New York 10022	6,155,001	(2)	7.0%
Quentin T. Kelly Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	4,707,975	(3)	6.0%
Joseph Cygler Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	800,000	(4)	1.0%
Rolf Frauenfelder Pennington Business Park 55 Route 31 South Pennington New Jersey 08534	588,646	(5)	* %
Dr. Davinder Sethi Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	500,000	(6)	* %
Lange Schermerhorn Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	350,000	(7)	* %
All Directors and Officers as a group (8 persons)	15,215,622		17.7%

*
Less than 1%

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of February 1, 2005. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such a date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.

(2)
This amount includes 3,305,000 shares issuable upon the conversion of warrants outstanding as of December 31, 2004.

(3)
This amount includes 866,060 shares owned by his wife, CFK Limited Partnership and QTK Limited Partnership which were formed for the benefit of Mr. Kelly's children, and options to purchase 1,827,975 shares outstanding as of December 31, 2004.

(4)
This amount includes options to purchase 200,000 shares outstanding as of December 31, 2004.

(5)
This amount includes options to purchase 200,000 shares outstanding as of December 31, 2004.

(6)
This amount represents options to purchase 500,000 shares outstanding as of December 31, 2004.

(7)
This amount represents options to purchase 350,000 shares outstanding as of December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Included in notes payable and long-term debt at September 30, 2004 and December 31, 2003, are amounts payable to employees and directors as follows.

	September 30 2004	December 31 2003
Directors	$91,686	$185,894
Employees	123,993	159,703

Total	215,679	325,597
Less current maturities	126,993	262,703

Total long term note payable, related party	$88,686	$82,894

        Amounts payable to directors includes a three year convertible loan dated January 30, 2003 having a face value of $100,000 bearing interest at 10percent per annum. Payments of interest are due semi-annually beginning in July 2003. The loan is convertible at the option of the holder at $0.15 per common share for a total of 666,667 shares.

        All other amounts payable to employees, directors and their immediate relatives are due on demand. Interest rates on these notes accrue at 10% per annum.

        The Company leased office and laboratory facilities from the Chairman of the Company on a month to month basis. Lease payments to the Chairman were $39,000 for 2003 and $36,000 in 2004 plus utilities and maintenance.

DESCRIPTION OF OUR SECURITIES

        The following is a description of our capital stock and certain provisions of our Certificate of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 160,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock. As of December 31, 2004 there were 79,834,341 shares of common stock outstanding.

Common Stock

        Our common stockholders receive one vote per share on all matters voted by the stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable.

        The Transfer Agent for the common stock is Computershare Trust Company, Inc. The common stock is traded on the OTC Bulletin Board under the symbol "WWAT.'.

Preferred Stock

        The preferred stock may be issued in series, and shares of each series will have such rights, preferences, and privileges as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of preferred stock, the Board of Directors may, without further action by the holders of common stock, fix the number of shares constituting the series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of preferred stock.

        The holders of any series of preferred stock, when and if issued, are expected to have priority claims to dividends and to any distributions upon liquidation of our Company, and they may have other preferences over the holders of the common stock.

        The Board of Directors may issue series of preferred stock without action by the holders of the common stock. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the holders of the common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interest. We have no current plans to issue any additional preferred stock.

        In September 2000, we issued 611,111 shares of 7% convertible preferred stock, Series B. These preferred shares were issued for a three year term. It is the Company's position that the holder of these preferred shares failed to convert to shares of our common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is the Company's position that the obligations for the payment of dividends on such shares also terminated on that date. We are currently engaged in negotiations with the holder of the Series B preferred shares.

Convertible Notes

        As of December 31, 2004, the Company had an aggregate face amount of $3,288,050 principal amount outstanding of which $155,500 is due on demand, $1,000,000 is due in 2005, $1,220,000 is due in 2006 and $912,550 is due in 2007. The convertible notes are convertible into an aggregate of 24,587,561 shares of our common stock. The convertible notes bear interest at rates ranging from 4.5% to 15% per annum payable both monthly and semi-annually. Interest is payable in cash or our common stock at the election of the holder of the convertible notes.

Certain Statutory and Charter Provisions under the Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a publicly-held Delaware corporation subject to the statute (an "Interested Stockholder") may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) upon consummation of the Business Combination, the Interested Stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock option plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

        Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

        These provisions could have the effect of delaying, deferring or preventing a change of control of WorldWater. Our stockholders, by adopting an amendment to our Certificate of Incorporation or Bylaws, may elect not to be governed by Section 203, effective twelve months after adoption. Neither our Certificate of Incorporation nor our Bylaws currently excludes us from the restrictions imposed by Section 203. The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, and improper personal benefit. Our Certificate of Incorporation exonerates our directors from monetary liability to the fullest extent permitted by this statutory provision.

SHARES ELIGIBLE FOR FUTURE SALE

        Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the issued shares of common stock described in this prospectus, or the shares of common stock to be issued upon the conversion of the outstanding notes and upon exercise of warrants which have been issued under the various agreements, as described in this prospectus, may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

Convertible Debt and Notes

        As of December 31, 2004, the Company had an aggregate face amount of $3,288,050 principal amount outstanding convertible into an aggregate of 24,587,561 shares of our common stock.

Convertible Preferred Stock

        In September 2000, we issued 611,111 shares of 7% convertible preferred stock, Series B. These preferred shares were issued for a three year term. It is the Company's position that the holder of these preferred shares failed to convert to shares of our common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is the Company's position that the obligations for the payment of dividends on such shares also terminated on that date. We are currently engaged in negotiations with the holder of the Series B preferred shares.

Restricted Common Stock

        As of December 31, 2004, 20,039,716 outstanding shares of common stock are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

Warrants

        The 17,562,136 shares of common stock to be issued upon the exercise of warrants which have been issued under the various agreements described in this prospectus are being registered for resale under this prospectus.

        In addition, as of December 31, 2004, there are 12,034,313 shares of common stock to be issued upon the exercise of warrants at a price ranging from $0.15 to $0.40 per share which have not been previously registered, and 900,000 shares of common stock previously registered to be issued upon the exercise of warrants at an average price of $0.21 per share.

Stock Options

        As of December 31, 2004 there are 9,967,006 shares issuable upon exercise of options having prices ranging from $0.15 to $0.59 per share which have been granted under the company's incentive plan.

SELLING STOCKHOLDERS

        Other than the 3,500,000 shares of common stock being registered hereunder by the Company, the securities being offered hereunder are being offered for resale by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell pursuant to this prospectus up to an aggregate of 23,632,355 shares of our common stock.

        The Selling Stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. Because the Selling Stockholders are not obligated to sell their shares, and because the Selling Stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the Selling Stockholders will own after the offering.

        Pursuant to the terms of the relevant Selling Stockholders' agreements with us, all expenses incurred with respect to the registration of the common stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by any Selling Stockholder in connection with its sale of shares.

        The table below sets forth, as of the date of this prospectus, with respect to each Selling Stockholder, based upon information made available to us by each Selling Stockholder i) the number of shares of common stock beneficially owned as of December 31, 2004 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the Selling Stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the Selling Stockholder.

	Prior to Offering(A)					After Offering(C)
Name				Shares Offered
	Shares	Percent(B)				Shares	Percent
Robert Abernethy	1,700,000	2.09%		700,000	(1)	1,000,000	1.23%
Aries Electronics, Inc	1,305,304	1.62%		471,970	(2)	833,334	1.04%
Elizabeth W. Bauer	222,666	*	%	89,333	(3)	133,333	*	%
Burton LaSalle/Cisneros Fund LLC	1,027,334	1.27%		1,027,334	(4)	—
Burton LaSalle Energy Fund, LP	1,393,001	1.71%		826,334	(5)	566,667	*	%
Canning Maine Associates, Inc	25,000	*	%	25,000	(6)	—
William Carrick	1,670,000	2.05%		670,000	(7)	1,000,000	1.23%
CD Capital Advisors, LLC	340,000	*	%	85,000	(8)	255,000	*	%
Thomas J. Clark	400,000	*	%	400,000	(9)	—
Lee Dominey	556,666	*	%	223,333	(10)	333,333	*	%
Mary Dougherty	5,000	*	%	5,000	(11)	—
Sanford I. Feld	838,666	1.04%		838,666	(12)	—
Barry M. Fleischmann	120,000	*	%	60,000	(13)	60,000	*	%
Stewart J. Fleischmann	40,000	*	%	20,000	(14)	20,000	*	%
Michael Graham	70,000	*	%	50,000	(15)	20,000	*	%
Michael Greenberg	13,658	*	%	13,658	(16)	—
Lincolin Trust Company Trustee, FBO Robert B. Greene,M.D	1,113,334	1.38%		446,667	(17)	666,667	*	%
The Robert H. Harris Charitable Trust	1,113,333	1.38%		446,666	(18)	666,667	*	%
Thomas & Mary Elizabeth Hollo	1,113,332	1.38%		446,666	(19)	666,666	*	%
JBC Inc	75,000	*	%	75,000	(20)	—
Howard Kaneff	556,666	*	%	223,333	(21)	333,333	*	%
W. Richard Kitchen, Jr	556,666	*	%	223,333	(22)	333,333	*	%
John Lane	278,334	*	%	111,667	(23)	166,667	*	%
Latham & Watkins	1,391,666	1.71%		558,333	(24)	833,333	1.03%
Charlotte K. Lifschultz Article	222,666	*	%	89,333	(25)	133,333	*	%

Fifth Trust FBO Bruce Lifschultz Charlotte K. Lifschultz Article	111,334	*	%	44,667	(26)	66,667	*	%
Fifth Trust FBO Jamal Lifschultz Charlotte K. Lifschultz Article	556,666	*	%	223,333	(27)	333,333	*	%
Fifth Trust FBO S.B. Lifschultz David K Lifschultz	4,364,334	5.41%		1,164,333	(28)	3,200,001	3.97%
Lifschultz Terminal & Leasing	850,000	1.05%		850,000	(29)	—
Richard Lino	278, 334	*	%	111,667	(30)	166,667	*	%
Dale Mayo	1,514,134	1.88%		1,514,134	(31)	—
Janine Natter	20,000	*	%	20,000	(32)	—
W.B. Newberry	98,482	*	%	50,000	(33)	48,482	*	%
Thomas Paluck	1,113,334	1.38%		446,667	(34)	666,667	*	%
Brian Pflug	44,534	*	%	44,534	(35)	—
B. Michael Pisani	1,412,584	1.75%		721,334	(36)	691,250	*	%
Pemium Strategy Partners, SA	268,357	*	%	268,357	(37)	—
Pythagoras Global Investors, LP	3,907,261	4.80%		3,907,261	(38)	—
The Research Works	240,000	*	%	240,000	(39)	—
Michael Ritger	55,666	*	%	22,333	(40)	33,333	*	%
William Ritger	3,896,668	4.65%		1,563,334	(41)	2,333,334	2.79%
Lori Robbins	40,000	*	%	40,000	(42)	—
WB Robbins III TTEE	16,474	*	%	16,474	(43)	—
M C Contingent Trust
Elaine Roberts Investment Trust	334,000	*	%	134,000	(44)	200,000	*	%
David Rogers—UMA Bank, NA Trustee of the Thrift & Profit Sharing Retirement Plan of Latham & Watkins FBO David Rogers	556,666	*	%	223,333	(45)	333,333	*	%
Jim Rogers—UMA Bank, NA Trustee of the Thrift & Profit Sharing Retirement Plan of Latham & Watkins FBO Jim Rogers	278,334	*	%	111,667	(46)	166,667	*	%
Rolin Inc	500,000	*	%	500,000	(47)	—
Nelson Schaenen, Jr	1,113,334	1.38%		446,667	(48)	666,667	*	%
Susannah W. Shakow	222,666	*	%	89,333	(49)	133,333	*	%
Marvin Simms	15,000	*	%	15,000	(50)	—
William Y. Sinclair	111,667	*	%	111,667	(51)	—
Eric Stein	76,666	*	%	76,666	(52)	—
Michael Tanzer	25,000	*	%	25,000	(53)	—
Norman A. Tregenza	111,334	*	%	44,667	(54)	66,667	*	%
Norman H. Tregenza	1,113,334	1.38%		446,667	(55)	666,667	*	%
Suzanne Tregenza	111,332	*	%	111,332	(56)	—
Trilogy Capital Partners, LLC	375,000	*	%	375,000	(57)	—
Vitel Ventures Corp	495,419	*	%	495,419	(58)	—
Barry M. Wasserman	20,000	*	%	10,000	(59)	10,000	*	%
Michael H. Wiess	449,050	*	%	459,050	(60)	—
Harrison Wellford	834,999	1.04%		223,333	(61)	611,665	*	%
Bruce Wrobel	1,185,165	1.46%		368,500	(62)	816,665	1.01%

*
Less than 1%

  (A)
  For purposes of this table, the number of shares offered includes all shares beneficially owned by each Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within sixty days of February 1, 2005 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

  (B)
  For purposes of this table, the percentage is calculated by dividing the number of shares beneficially owned by each Selling Stockholder by the sum of the issued and outstanding shares of common stock of the Company plus the number of shares of common stock into which the Selling Shareholder has the right to convert.

  (C)
  For purposes of this table, we have assumed that the Selling Stockholders will sell in this offering all shares covered by this prospectus.

(1)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 700,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to four separate Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 10,000 shares exercisable until June 15, 2005 at the exercise price of $0.15; 10,000 shares exercisable until December 15, 2008 at the exercise price of $0.15, 670,000 shares exercisable until June 18, 2008 at the exercise price of $0.30, and 10,000 shares exercisable until February 15, 2009 at the exercise price of $0.15.

(2)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 471,970 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to three separate Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 333,333 shares exercisable until August 6, 2005 at the exercise price of $0.25, 25,000 shares exercisable until January 15, 2009 at the exercise price of $0.15, and 113,637 shares exercisable until September 14, 2009 at the exercise price of $0.22.

(3)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 89,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 24, 2009 at the exercise price of $0.30.

(4)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 1,027,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Warrants are exercisable until May 9, 2008 at the exercise price of $0.30.

(5)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 826,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two separate Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 446,667 shares exercisable until January 23, 2008 at the exercise price of $0.30; 268,000 shares exercisable until June 13, 2008 at the exercise price of $0.30, 111,667 shares exercisable until October 1, 2008 at the exercise price of $0.30.

(6)
Consists of 25,000 shares of common stock issued as compensation for business development services.

(7)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 670,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 9, 2009 at the exercise price of $0.30.

(8)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 85,000 shares of common stock potentially issuable upon exercise of a warrant acquired pursuant a Securities Purchase Agreement.

(9)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 400,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to three Securities Purchase Agreements. All 400,000 shares of common stock beneficially owned by the Selling Stockholder are exercisable until June 30, 2006 at an exercise price of $0.30.

(10)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 10, 2009 at the exercise price of $0.30.

(11)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 5,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until August 21, 2006 at the exercise price of $0.30.

(12)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 838,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to six Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 80,000 shares exercisable until June 15, 2006 at the exercise price of $0.30, 200,000 shares exercisable until April 17, 2006 at the exercise price of $0.30, 50,000 shares exercisable until September 12, 2006 at the exercise price of $0.30, 330,000 shares exercisable until August 21, 2008 at the exercise price of $0.20, 89,333 shares exercisable until December 5, 2008 at the exercise price of $0.20, and 89,333 shares exercisable until December 5, 2008 at the exercise price of $0.15.

(13)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 60,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 11, 2006 at the exercise price of $0.30.

(14)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 20,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 19, 2006 at the exercise price of $0.30.

(15)
Consists of 50,000 shares of common stock paid acquired in connection with a loan to the company.

(16)
Consists of 13,658 shares of common stock acquired in a private placement.

(17)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until May 15, 2008 at the exercise price of $0.30.

(18)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until May 6, 2008 at the exercise price of $0.30.

(19)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 446,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 223,333 shares of common stock exercisable until January 30, 2009 at the exercise price of $0.30 and 223,333 shares of common stock exercisable until March 9, 2009 at the exercise price of $0.30.

(20)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 75,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until September 4, 2005 at the exercise price of $0.15.

(21)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until February 15, 2009 at the exercise price of $0.30.

(22)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 30, 2009 at the exercise price of $0.30.

(23)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until October 3, 2008 at the exercise price of $0.30.

(24)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 558,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until June 26, 2008 at the exercise price of $0.30.

(25)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 89,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 23, 2008 at the exercise price of $0.30.

(26)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 44,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 23, 2008 at the exercise price of $0.30.

(27)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 23, 2008 at the exercise price of $0.30.

(28)
Consists of 500,000 shares of common stock acquired through the conversion of warrants, a total of 664,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to four Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 250,000 shares of common stock exercisable until May 10, 2005 at the exercise price of $0.25, 250,000 shares of common stock exercisable until May 10, 2005 at the exercise price of $0.15, 75,000 shares of common stock exercisable until June 12, 2005 at the exercise price of $0.15, and 89,333 shares of common stock exercisable until January 23, 2008 at the exercise price of $0.30.

(29)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 850,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to nine Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 75,000 shares exercisable until July 30, 2008 at the exercise price of $0.15, 25,000 shares exercisable until September 30, 2008 at the exercise price of $0.15, 100,000 shares exercisable until October 31, 2008 at the exercise price of $0.15, 200,000 shares exercisable until December 15, 2008 at the exercise price of $0.15, 100,000 shares exercisable until January 15, 2009 at the exercise price of $0.15, 100,000 shares exercisable until February 15, 2009 at the exercise price of $0.15, 200,000 shares exercisable until March 15, 2009 at the exercise price of $0.15, and 50,000 shares exercisable until March 31, 2009 at the exercise price of $0.15.

(30)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until December 3, 2008 at the exercise price of $0.30.

(31)
Consists of 906,667 shares of common stock acquired in a private placement plus 607,467 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until March 5, 2007 at the exercise price of $0.20.

(32)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 20,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 10, 2006 at the exercise price of $0.30.

(33)
Consists of 50,000 shares of common stock acquired in connection with a loan to the company.

(34)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 26, 2009 at the exercise price of $0.30.

(35)
Consists of 26,667 shares of common stock acquired in a private placement plus 17,867 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities

  Purchase Agreement. The warrants are exercisable until March 5, 2007 at the exercise price of $0.20.

(36)
Consists of a total of 341,667 shares of common stock acquired in connection with a loan to the company, a total of 379,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to three Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 111,667 shares exercisable until September 14, 2008 at the exercise price of $0.30, 134,000 shares exercisable until September 3, 2008 at the exercise price of $0.30, and 134,000 shares exercisable until January 28, 2009 at the exercise price of $0.30.

(37)
Consists of a total of 268,357 shares of common stock currently held by stockholder.

(38)
Consists of a total of 2,343,927 shares of common stock acquired in a private placement plus 1,563,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until March 25, 2009 at the exercise price of $0.30.

(39)
Consists of 240,000 shares of common stock acquired for services provided for the benefit of the company.

(40)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 22,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until October 10, 2008 at the exercise price of $0.30.

(41)
The number of shares of commons stock listed as beneficially owned by such Selling Stockholder consists of a total of 1,563,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 1,116,667 shares exercisable until April 28, 2008 at the exercise price of $0.30 and 446,667 shares exercisable until August 28, 2008 at the exercise price of $0.30.

(42)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 40,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 10, 2006 at the exercise price of $0.30.

(43)
Consists of a total of 16,474 shares of common stock acquired in a private placement.

(44)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 134,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until September 24, 2008 at the exercise price of $0.30.

(45)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until June 5, 2008 at the exercise price of $0.30.

(46)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until June 27, 2008 at the exercise price of $0.30.

(47)
Consists of a total of 500,000 shares of common stock issued in December of 2004 for services provided for the benefit of the company.

(48)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 28, 2009 at the exercise price of $0.30.

(49)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 89,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 24, 2009 at the exercise price of $0.30.

(50)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 15,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 10,000 shares exercisable until June 5, 2006 and 5,000 shares exercisable until June 6, 2006 at the exercise price of $0.30.

(51)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 14, 2009 at the exercise price of $0.30.

(52)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 76,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until September 15, 2008 at the exercise price of $0.15.

(53)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 25,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until May 15, 2005 at the exercise price of $0.15.

(54)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 44,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 24, 2009 at the exercise price of $0.30.

(55)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 28, 2009 at the exercise price of $0.30.

(56)
Consists of 66,666 shares of common stock acquired in a private placement plus 44,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities

  Purchase Agreement. The warrants are exercisable until March 5, 2007 at the exercise price of $0.20.

(57)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 375,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until July 15, 2007 at the exercise price of $0.25.

(58)
Consists of a total of 495,419 shares of common stock acquired through the conversion of warrants.

(59)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 10,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 5,000 shares exercisable until June 6, 2006 and 5,000 shares exercisable until June 7, 2006 at the exercise price of $0.30.

(60)
Consists of 225,717 shares of common stock acquired in a private placement plus 233,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until September 5, 2008 at the exercise price of $0.30.

(61)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 223,333 shares of common stock potentially issuable upon exercise of a warrant acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder are exercisable until April 3, 2008 at the exercise price of $0.30.

(62)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 368,500 shares of common stock potentially issuable upon exercise of a warrant acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable until March 31, 2009 at the exercise price of $0.30.

PLAN OF DISTRIBUTION

General

        Shares of common stock offered through this prospectus may be sold from time to time by the Selling Stockholders, including their transferees, pledgees, donees or successors. The shares may be sold directly or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, the applicable Selling Stockholder will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the-counter market or on such exchanges or services, or (iv) through the writing of options.

        The Selling Stockholders may enter into hedging transactions with respect to our shares with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. The Selling Stockholders may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities. Material amounts of short selling of our common stock could contribute to progressive declines in the trading price of our common stock.

        The Selling Stockholders will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The Selling Stockholders may sell the shares in any manner permitted by law, including one or more of the following:

  •
  a block trade in which a broker-dealer engaged by a Selling Stockholder will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

  •
  an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

  •
  ordinary brokerage transactions in which the broker solicits purchasers; and

  •
  privately negotiated transactions.

        In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

        The Selling Stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        Because Selling Stockholders may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders may be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

        Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

        Upon our being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

  •
  the name of each such Selling Stockholder and of the participating broker-dealer(s);

  •
  the number of shares involved;

  •
  the initial price at which such shares were sold;

  •
  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

  •
  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  •
  other facts material to the transactions.

        In addition, upon our being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed. The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

        The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

        If any Selling Stockholder effects sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        If any Selling Stockholder sells shares through an underwriter, broker, dealer or agent, the Selling Stockholder may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act.

Registration Obligations

        Pursuant to the terms of certain Securities Purchase Agreements and certain registration rights agreements between the Selling Stockholders and us, we have agreed to register the shares for resale by the Selling Stockholders under the Securities Act and to maintain the effectiveness of that registration until the earliest date on which:

  •
  all the shares covered by this prospectus have been disposed of pursuant to the registration statement,

  •
  all shares covered by this prospectus that are then held by the Selling Stockholders may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or

  •
  we have determined that all shares covered by this prospectus that are then held by the Selling Stockholders may be sold without restriction under the Securities Act and we have removed any stop transfer instructions relating to such shares.

        The Selling Stockholders' status as statutory underwriters may limit its sale of shares to qualify for an exemption from applicable securities registration requirements.

        The Selling Stockholders have each agreed to comply with applicable state and federal securities laws and the rules and regulations promulgated thereunder in connection with its sale of the shares. Each Selling Stockholder will pay all commissions and its own expenses, if any, associated with the sale of the shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. In addition, pursuant to the terms of certain Stock Purchase Agreements and Registration Rights Agreement, we have agreed to indemnify The certain Selling Stockholders against certain liabilities including liabilities under the Securities Act and such Selling Stockholders have agreed to indemnify us against certain liabilities including liabilities under the Securities Act.

        We will pay the costs of registering the shares as contemplated by the Stock Purchase Agreement and Registration Rights Agreements, including the expenses of preparing this prospectus and the related registration statement of which it is a part. We estimate that our costs associated with such registration will be approximately $20,000.

LEGAL OPINIONS

        Salvo, Russell, Fichter & Landau, Blue Bell, Pennsylvania, has delivered to WorldWater Corp. a legal opinion as to the validity of the common stock covered by this prospectus.

EXPERTS

        The financial statements of WorldWater as of December 31, 2003 and for each of the two years in the period then ended, appearing in this prospectus have been audited by Amper, Politziner & Mattia, independent Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        WorldWater files current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. WorldWater has filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

        For further information with respect to WorldWater and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

WORLDWATER CORP.

INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
WorldWater Corp. and Subsidiaries

        We have audited the accompanying consolidated balance sheets of WorldWater Corp. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position at December 31, 2003 and 2002, the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  AMPER, POLITZINER & MATTIA, P.C.

April 7, 2004
Edison, New Jersey

WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2003 and 2002

	2003	2002
Assets
Current Assets:
Cash and cash equivalents	$59,045	$140,574
Accounts receivable, net of allowance for doubtful accounts of $22,647 in 2003 and $8,980 in 2002	49,101	283,172
Inventory	—	61,862
Deferred contract costs	8,872	583,643
Advances to employees	16,800	—
Prepaid expenses	13,141	16,585

Total Current Assets	146,959	1,085,836
Equipment and leasehold improvements, Net	65,219	88,587
Deposits	9,047	3,547

Total Assets	$221,225	$1,177,970

Liabilities and Stockholders' (Deficiency)
Current Liabilities:
Notes payable	$212,000	$197,000
Notes payable, related parties	262,703	102,000
Current maturities of long-term debt	172,901	171,937
Customer deposits payable	134,515	243,172
Accounts payable and accrued expenses	1,715,152	1,453,951

Total Current Liabilities	2,497,271	2,168,060
Long-term debt	1,582,502	349,878
Note payable, related party	82,894	—

Total Liabilities	4,162,667	2,517,938

Commitments and contingencies	—	—
Stockholders' (Deficiency):
Preferred Stock 7% Convertible, $.01 par value; authorized 10,000,000; issued and outstanding at December 31, 2003 and 2002:
Series A 66,667 shares, liquidation preference $60,000	667	667
Series B 611,111 shares, liquidation preference $550,000	6,111	6,111
Common stock, $.001 par value; authorized 135,000,000;
issued and outstanding 52,506,720 and 50,365,052 shares at December 31, 2003 and 2002, respectively	52,507	50,365
Additional paid-in capital	15,726,953	14,400,477
Deferred compensation	(105,000)	(135,000)
Accumulated other comprehensive expense	(49,396)	(14,078)
Accumulated deficit	(19,573,284)	(15,648,510)

Total Stockholders' (Deficiency)	(3,941,442)	(1,339,968)

Total Liabilities and Stockholders' (Deficiency)	$221,225	$1,177,970

The Notes to Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the years ended December 2003 and 2002

	2003	2002
Revenue:
Equipment sales	$1,143,302	$386,916
Grant revenue	136,271	256,625

Total	1,279,573	643,541

Cost of goods sold:
Cost of equipment sales	841,126	420,800
Cost of grant revenue	119,519	110,388

	960,645	531,188

Gross Profit	318,928	112,353

Operating Expenses:
Research and development expense	505,572	169,837
Marketing, general and administrative expenses	3,114,376	1,950,052

Total Expenses	3,619,948	2,119,889

Loss from Operations	(3,301,020)	(2,007,536)

Other Expense (Income)
Interest expense (income), net	585,254	81,298

Total Other Expense (Income), Net	585,254	81,298

Loss before income taxes and extraordinary item	(3,886,274)	(2,088,834)
Benefit from sale of NJ net operating losses	—	121,603

Net loss	(3,886,274)	(1,967,231)
Accretion of preferred stock dividends	(38,500)	(38,500)

Net Loss Applicable to Common Shareholders	$(3,924,774)	$(2,005,731)

Net Loss Applicable per Common Share:
Basic	$(0.08)	$(0.04)

Diluted	$(0.08)	$(0.04)

Shares used in Per Share Calculation:
Basic	51,008,306	46,151,102

Diluted	51,008,306	46,151,102

The Notes to Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended December 31, 2003 and 2002

	2003	2002
Cash Flows from Operating Activities:
Net loss	$(3,886,274)	$(1,967,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash compensation expense related to warrants issued	—	46,500
Amortization of interest expense	137,706	20,100
Issuance of stock for service	233,875	214,341
Depreciation	35,262	41,000
Beneficial conversion of convertible notes	205,333	—
Issuance of warrants for services	188,217	—
Issuance of warrants for loan consideration	56,608	—
Bad debts	13,667	5,220
Stock based compensation expense	30,000	15,000
Changes in assets and liabilities:
Accounts receivable	220,404	(234,758)
Inventory	61,862	(6,744)
Deferred contract costs	574,771	(583,643)
Prepaid expenses	(13,356)	(839)
Customer deposits payable	(108,657)	243,172
Accounts payable and other accrued expenses	261,201	735,884

Net Cash (Used in) Operating Activities	(1,989,381)	(1,471,998)

Cash Flows from Investing Activities:
Purchase of equipment and leasehold improvements	(11,894)	(11,889)
Deposits	(5,500)	1,226

Net Cash Provided by (Used in) Investing Activities	(17,394)	(10,663)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	1,775,000	600,000
Proceeds from exercise of stock options and warrants	15,000	175,200
Payments on long-term debt	(5,139)	(126,531)
Proceeds from issuance of notes payable	868,003	351,500
Payments on notes payable	(692,300)	(301,000)
Proceeds from issuance of common stock	—	909,388

Net Cash Provided by Financing Activities	1,960,564	1,608,557

Net effect of currency translation on cash	(35,318)	(3,437)
Net Increase (Decrease) in Cash and cash equivalents	(81,529)	122,459
Cash and cash equivalents at Beginning of Year	140,574	18,115

Cash and cash equivalents at End of Year	$59,045	$140,574

The Notes to Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

For the years ended December 31, 2003 and 2002

	Common stock		Preferred Stock		Additional Paid-In Capital (Common)	Additional Paid-In Capital (Preferred)			Accumulated Other Comprehensive Income (Loss)
							Deferred Compensation	Accumulated Deficit
	Shares	Par Value	Shares	Par Value						Total
Balance, December 31, 2001	40,761,489	$40,761	677,778	$6,778	$12,162,540	$503,389	$—	$(13,642,779)	$(10,641)	$(939,952)
Preferred Stock—Accretion of dividends	—	—	—	—	—	38,500	—	(38,500)	—	—
Issuance of common stock and warrants for cash	5,500,335	5,500	—	—	794,525	—	—	—	—	800,025
Issuance of common stock for warrants exercised	1,168,000	1,168	—	—	174,032	—	—	—	—	175,200
Issuance of common stock for services	1,342,335	1,343	—	—	212,998	—	—	—	—	214,341
Issuance of common stock for options exercised	592,893	593	—	—	108,770	—	—	—	—	109,363
Warrants granted for financing	—	—	—	—	210,223	—	—	—	—	210,223
Warrants granted for consulting services	—	—	—	—	46,500	—	—	—	—	46,500
Issuance of common stock pursuant to restricted stock plan	1,000,000	1,000	—	—	149,000	—	(150,000)	—	—	—
Amortization of deferred compensation restricted stock	—	—	—	—	—	—	15,000	—	—	15,000
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	(1,967,231)	—	(1,967,231)
Other comprehensive expense—Currency translation adjustment	—	—	—	—	—	—	—	—	(3,437)	(3,437)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	(1,970,668)

Balance, December 31, 2002	50,365,052	50,365	677,778	6,778	13,858,588	541,889	(135,000)	(15,648,510)	(14,078)	(1,339,968)

The Notes to Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY—(Continued)

For the years ended December 31, 2003 and 2002

	Common stock		Preferred Stock		Additional Paid-In Capital (Common)	Additional Paid-In Capital (Preferred)			Accumulated Other Comprehensive Income (Loss)
							Deferred Compensation	Accumulated Deficit
	Shares	Par Value	Shares	Par Value						Total
Preferred Stock—Accretion of dividends	—	—	—	—	—	38,500	—	(38,500)	—	—
Amortization of deferred compensation and restricted stock	—	—	—	—	—	—	30,000	—	—	30,000
Warrants granted for financing	—	—	—	—	587,693	—	—	—	—	587,693
Warrants granted for commissions on financing	—	—	—	—	188,217	—	—	—	—	188,217
Beneficial conversion feature of convertible notes	—	—	—	—	205,333	—	—	—	—	205,333
Conversion of convertible notes	500,000	500	—	—	59,500	—	—	—	—	60,000
Stock granted for services	1,541,668	1,542	—	—	232,333	—	—	—	—	233,875
Exercise of stock options	100,000	100	—	—	14,900	—	—	—	—	15,000
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	(3,886,274)	—	(3,886,274)
Other comprehensive expense—Currency translation adjustment	—	—	—	—	—	—	—	—	(35,318)	(35,318)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	(3,921,592)

Balance, December 31, 2003	52,506,720	$52,507	677,778	$6,778	$15,146,564	$580,389	$(105,000)	$(19,573,284)	$(49,396)	(3,941,442)

The Notes to Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    LIQUIDITY

        These consolidated financials are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholder's deficiency raises substantial doubt about the Company's ability to continue as a going concern. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market their products domestically and internationally. However, there can be no assurances that the company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

(2)    NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Business

        The Company operates in one business segment, two geographic locations, as a full-service water management and solar energy company, designing, developing and marketing technology relating to water needs and solar power applications. The Company advises and supplies governments and industries throughout the world on solar electric applications and on all phases of water needs. The Company has customers in developing countries and in the United States. Information with respect to the Company's geographic segments for the years ended December 31, 2003 and 2002 is presented below.

	Revenue		Long-lived assets
	2003	2002	2003	2002
United States	$1,243,756	$554,286	$58,712	$77,837
Philippines	35,817	89,255	6,507	10,750

Total	$1,279,573	$643,541	$65,219	$88,587

Principles of Consolidation

        The consolidated financial statements include the parent company WorldWater Corp., and its wholly owned subsidiary company, WorldWater (Phils) Inc. and certain other inactive subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        WorldWater Corp., 100% wholly owned inactive subsidiaries include

        WorldWater, Inc.

        WorldWater Holdings Inc.

        WorldWater East Africa Ltd.

        WorldWater Pakistan (Pvt.), Ltd.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, foreign currency translation, depreciation, taxes and the value of shares issued. Although these estimates are based on management's best knowledge of current events and actions that the company may undertake in the future, actual results may be different from the estimates.

Foreign Currency Translation

        For International subsidiaries, asset and liability accounts are translated at year-end rates of exchange and revenue and expenses are translated at average exchange rates prevailing during the year. For subsidiaries whose functional currency is deemed to be other than the U.S. dollar, translation adjustments are included as a separate component of other comprehensive income and stockholders deficiency. Currency transaction gains and losses are recorded in income.

Comprehensive Loss

        Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" establishes standards for reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation and is presented in the consolidated statements of stockholders' deficiency. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.

Revenue Recognition

        The Company derives revenue primarily from the sale and installation of its solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured.

        Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

        Revenues from equipment sales and installation contracts containing acceptance provisions are recognized upon customer acceptance. Deferred contracts cost represent costs incurred on uncompleted contracts. Cash payments received in advance of product or service revenue are recorded as customer deposits payable. Some contracts have specified identifiable multiple elements whereby upon completion of that stage or milestone and customer acceptance is received, the applicable revenue is recognized.

        Revenues from consulting projects are recognized as services are rendered. Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.

        Estimated expenses related to contractual product warranties are accrued at the time of contract completion. Estimates are established using historical information on the nature, frequency, and average cost of warranty claims.

Accounting for Income Taxes

        Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

Inventory

        Inventory is stated at the lower of cost or market determined by the First-In, First-Out (FIFO) method. Inventory consists mainly of purchased system components.

Equipment and Leasehold Improvements

        Equipment and leasehold improvements are carried at cost, less accumulated depreciation and are depreciated for financial reporting purposes using the straight-line method. Depreciation for income tax purposes is computed using accelerated methods. The estimated useful lives are: computers and information equipment, 5 years, office furniture, vehicles, and test and assembly fixtures, 5 to 7 years: leasehold improvements, the shorter of 7 years or the life of the lease. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income.

        Expenditures for maintenance and repairs are expensed as incurred. Expenditures, which significantly increase asset value or extend useful lives, are capitalized.

Research and Development Expense

        Research and development costs are expensed as incurred. Enhancements to products are capitalized once technological feasibility has been established.

Impairment of Long-Lived Assets

        The Company evaluates long-lived assets for potential impairment in compliance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company records, in depreciation expense, impairment losses on long-lived assets used in operations when events and circumstances indicate the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts. The current fair market value of the assets is determined by recent transactions, expected remaining useful lives, future market trends and projected salvage values to determine the fair market value of these assets. Impairment losses are measured by comparing the fair value of the asset to its carrying amount.

Stock-based Compensation

        The Company granted options for a fixed number of shares to key employees with the exercise price equal to the fair value of shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly recognizes no compensation expense for the stock option grants. The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) disclosure for stock-based compensation as if the fair-value method had been applied. Proforma Stock Based Compensation

        The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans because the exercise price of employee stock options equals the market prices of the underlying stock on the date of grant. Had compensation cost been determined based on the fair value at the grant date for awards in the years ended December 31, 2003 and 2002, respectively, consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

	2003	2002
Net loss, as reported	$(3,924,774)	$(2,005,731)
Add: Total stock based employee compensation expense included in reported net income, net of related tax effects	30,000	15,000
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(119,195)	(43,407)

Pro forma net loss	$(4,013,969)	$(2,034,138)
Earnings per share:
Basic—as reported	$(0.08)	$(0.04)
Basic—pro forma	$(0.08)	$(0.04)
Diluted—as reported	$(0.08)	$(0.04)
Diluted—pro forma	$(0.08)	$(0.04)

        Transactions with non-employees and consultants, in which goods or services are considered received for the issuance for equity instruments, are accounted for under the fair value method defined in SFAS No. 123.

        The Company used the Black-Scholes model to value the stock options that it granted. The assumptions that the Company used to estimate the fair value of the options and the weighted-average estimated fair value of an option on the date of the grant are as follows:

	2003	2002
Terms (years)	10	10
Volatility	45%	79%
Risk-free interest rate (zero coupon U.S. Treasury Notes)	3%	5%
Dividend yield	0%	0%
Weighted-average fair value per option	$0.15	$0.15-$0.34

Equity Security Transactions

        Since inception, the Board of Directors has established the fair value of common stock based upon quoted market prices existing at the dates such equity transactions occurred.

Net Loss Per Common Share

        Basic loss per share includes no dilution and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. As presented, our basic and diluted loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period and does not include other potential common shares, including shares issuable upon exercise of options, warrants and conversion rights, since their effect would be antidilutive due to our losses.

Reclassification

        Certain prior year balances have been reclassified to conform to current year presentation.

Impact of Accounting Pronouncements

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transaction for an entity that voluntarily changes to the fair value based method of accounting for stock-based compensation. It also amends the disclosure provisions of that statement. The disclosure provisions of this statement are effective for financial statements issued for fiscal periods beginning after December 15, 2002 and became effective for the Company in the second quarter of our 2003 fiscal year. The Company has adopted the applicable disclosure requirements of this Statement in its financial statements.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

        In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantors' Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a liability to be recognized at the time a company issues a guarantee for the fair value of the obligations assumed under certain guarantee agreements. Additional disclosures about guarantee agreements are also required in the interim and annual financial statements. The adoption of FIN 45 did not have an effect on the Company's results of operations or financial position.

        On May 15, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatory redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. We currently do not have any such instruments. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003. There was no impact from the adoption of this statement.

        In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities," which is effective for interim periods beginning after December 15, 2003. This Interpretation changes the method of determining whether certain entities should be included in the Company's Consolidated Financial Statements. An entity is subject to FIN 46 and is called a variable interest entity ("VIE") if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries." A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both. There was no impact from the adoption of this standard.

Advertising Costs

        Advertising costs are expensed as incurred. Such expense for the periods ended December 31, 2003 and 2002 was $16,496 and $17,024, respectively.

(3)    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

	2003	2002
Computers	$40,278	$36,537
Office furniture and equipment	106,158	98,695
Test and assembly fixtures	34,140	34,140
Vehicles	99,956	99,266
Leasehold improvements	8,123	8,123

	288,655	276,761
Less: Accumulated depreciation	223,436	188,174

Equipment and leasehold improvements, net	$65,219	$88,587

(4)    NOTES PAYABLE

        The Company has outstanding several notes payable in the aggregate amounts of $212,000 and $197,000 at December 31, 2003 and 2002, respectively. The effective interest rates on these notes range from 0.00% to 10%. All outstanding notes payable are unsecured. As of December 31, 2003 $80,000 of short term convertible notes were in default and the remaining notes are payable on demand. The short term convertible notes are convertible at the option of the holder at $0.25 - $0.20 per common share for a total of 330,000 shares.

(5)    RELATED PARTY TRANSACTIONS

Note Payable

	2003	2002
Directors	$185,894	$3,000
Employees	159,703	99,000

Total	345,597	102,000
Less current maturities	262,703	102,000

Total long term note payable, related party	$82,894	$0

        Amounts payable to directors includes a three year convertible loan dated January 30, 2003 face value of $100,000 bears interest at 10.00 percent per annum. Payments of interest are due semi-annually beginning in July 2003. The loan is convertible at the option of the holder at $0.15 per common share for a total of 666,667 shares.

        All other amounts payable to employees, directors and their immediate relatives are due on demand. Interest rates on these notes accrue at 10% per annum.

Leases

        The Company leased office and laboratory facilities from the Chairman of the Company on a month to month basis. Lease payments to the Chairman were $39,000 for 2003 and $33,000 in 2002.

(6)    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

        Accounts payable and accrued expenses consist of the following at December 31:

	2003	2002
Accounts payable	$695,986	$1,013,936
Accrued interest	266,123	153,075
Accrued salaries—officers	447,880	242,560
Accrued sales bonus	105,000	1,500
Accrued payroll taxes	80,466	14,384
Accrued audit fees	50,000	0
Accrued warranty reserve	27,206	5,868
Accrued consulting	24,000	0
Other accrued expenses	18,491	22,628

	$1,715,152	$1,453,951

(7)    LONG-TERM DEBT

        Long-term debt consist of the following at December 31:

	2003	2002
Uncollateralized loans payable to a Funds and qualified individual investors dated January 30 through December 15, 2003, face value of $1,675,000 bears interest at 10.00 percent per annum with, using the original issue discount the effective interest rate ranges from 19-30% per annum with three year maturity dates. Beneficial conversion interest of $205,333 was recorded as a result of the conversion feature of the instrument. Payments of interest are due semi-annually beginning July 30, 2003. The loans are convertible at the option of the holder at $0.15 per common share for a total of 11,166,667 shares.	$1,245,283	0

Uncollateralized loans payable to a Fund dated November 8th and 15th, 2002, face value bears interest at 10.00 percent per annum with, using the original issue discount the effective interest rate is 32% per annum with three year maturity dates. Beneficial conversion interest of $54,294 was recorded as a result of the conversion feature of the instrument. Payments of interest are due semi-annually beginning May 8th and 15th, 2003. The loans are convertible at the option of the holder at $0.12 per common share for a total of 4,166,667 shares, $60,000 of the loan was converted (the original conversion price) in July, 2003 for a total of 500,000 shares.	304,171	309,877
Loans payable to individuals, with no stated interest rate or maturity date. Imputed interest is calculated at a rate of 4.50% and is included in accrued interest. These uncollateralized notes are convertible at the option of the holder at $0.495 per common share for 106,060 shares of common stock.	52,500	52,500

Loan payable to an individual dated October 14, 1992, bearing interest at 8.00 percent per annum with an original maturity date of October 14, 1997. Payment of principal and accrued interest were due at maturity. The loan is uncollateralized and is convertible at the option of the holder at the rate of $0.40 per share for a total conversion amount of 125,000 shares of common stock.	50,000	50,000
Loans payable to individuals dated July 17, 1995 Through February 25, 1997 bearing interest at 10.00 percent per annum and due on demand. The loans are uncollateralized and are convertible at the option of the holder at $0.50 per common share for 106,000 shares of common stock. In addition, all holders were granted 602,965 warrants for the purchase of common stock at the price of $0.60 per share.	53,000	53,000
Loan payable to an individual dated December 14, 2001, bearing interest at 8.00 percent per annum with a maturity date of March 19, 2004. The loan is uncollateralized and is convertible at the option of the holder at $0.25 per common share for 40,000 shares of common stock.	10,000	10,000
Loan payable to PNC Bank dated November 2001 bearing interest at 7.75% per annum payable in monthly installments of $813 with a maturity date of November 2008 and is guaranteed by the Chairman.	40,449	46,438

Total	$1,755,403	$521,815
Less current maturities	172,901	171,937

Total long-term debt	$1,582,502	$349,878

        The current maturities of long-term debt are:

2004	172,901
2005	311,683
2006	1,253,398
2007	8,767
2008 thereafter	8,654

$1,755,403

(8)    INCOME TAXES

        The components of income tax expense (benefit) are as follows:

	2003	2002
Federal:
Current	$—	$—
Deferred
Foreign

	—	—

State:
Current	$—	$—
Deferred	—	—
Benefit from sale of state NOL's	—	121,603

	$121,603

	2003	2002
Expected tax benefit at 34%	$1,289,000	$669,000
State tax benefit before allowance	(138,395)	(209,000)
Change in deferred tax valuation allowance	(1,150,605)	(460,000)
Sale of state net operating loss and research & development credit	—	121,603

Income tax benefit	$—	$121,603

        The tax effect of significant items comprising the Company's deferred tax asset are as follows:

	2003	2002
Net operating losses carryforwards	$5,509,996	$4,359,391
Valuation allowance	5,509,996	4,359,391

Net deferred tax asset	$—	$—

        Due to the current uncertainty of realizing the benefits of the tax loss carryforward, valuation allowances equal to the U.S. deferred taxes have been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. The valuation allowance will be evaluated at the end of each reporting period, considering positive and negative evidence about whether the deferred tax asset will be realized.

        At December 31, 2003, the Company had net operating loss carryforwards (NOL) and research and development credits which may be available to offset future Federal and state taxable income, if any and will expire as follows:

	Net Operating Loss Carryforwards		Research and Development Tax Credits
Year Expiring
	Federal	State	Federal	State
2004	$95,302	—	—	—
2005	94,557	—	—	—
2006	402,684	—	—	—
2007	251,079	—	—	—
2008	641,341	—	—	—
2009	887,929	1,690,979	19,646	21,400
2010	912,453	3,790,000	15,207	—
2011	981,193	—	15,387	—
2012	1,263,193	—	12,923	—
2013	1,337,702	—	20,398	—
2014	660,000	—	16,100	—
2015	1,729,498	—	17,701	—
2016	1,381,244	—	12,795	—
2017	1,718,872	—	21,400	—
2018	3,790,000	20,000	20,000	—

	16,147,047	5,480,979	171,557	41,400

        The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporation business taxpayers. During 2002, the Company submitted applications to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the applications were approved. The EDA then issued certificates certifying the Company's eligibility to participate in the Program for these years.

        The program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit. During 2003 and 2002, the Company sold approximately $0 and $1,448,912 of its New Jersey state net operating loss carryforwards and $0 and $12,660 of its research and development tax credits for $0 and $121,603, respectively and recognized a tax benefit for that amount.

        In the event of a change in ownership, the Tax Reform Act of 1986 (the "Act") provides for a potential limitation on the annual use of net operating loss (NOL) and research and development tax credit carryforwards that could significantly limit the Company's ability to utilize these carryforwards. Accordingly, because tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of the net operating losses and credit carryforwards for Federal income tax purposes.

(9)   STOCK-BASED COMPENSATION PLANS

        The Company provides a stock option plan, for the granting of incentive stock options to key employees, directors, officers, key consultants, and advisor to the Company. The Company may grant up to 1,257,629 shares, with an option term not to exceed ten years.

	Exercise price per Shares	Share Options	Weighted-average remaining contractual life (years)	Weighted-average exercise price per share
Balance, December 31, 2001	.15-1.00	2,566,080
Granted	.14-.34	3,769,184
Cancelled	—	—
Exercised	.14-.40	(592,893)

Balance, December 31, 2002	.14-1.00	5,742,371
Granted	.14-.15	1,324,386
Cancelled	—	(835,850)
Exercised	.15	(100,000)
Balance, December 31, 2003	.14-1.00	6,130,907

Options outstanding and exercisable as of December 31, 2003	.14	18,057	9.50	$.14
	.15	4,003,454	8.35	.15
	.20	150,000	8.50	.20
	.22	50,000	8.50	.22
	.25	31,000	6.31	.25
	.30	50,000	8.50	.30
	.32	833,500	7.10	.32
	.34	709,000	7.77	.34
	.45	79,300	6.47	.45
	.57	99,996	5.92	.57
	.59	94,600	7.50	.59
	1.00	12,000	6.83	1.00

Balance, December 31, 2003	.14-1.00	6,130,907	7.64	$0.22

        In accordance with APB Opinion No. 25, the Company does not recognize compensation expense for stock options granted to employees under the plan. SFAS No 123, "Accounting for Stock-Based Compensation" requires a Company to determine the fair market value of all awards of stock based compensation using an option priced model and to disclose pro forma net income as if the resulting stock-based compensation amounts were recorded. The table below presents these pro forma disclosures.

(10)    WARRANTS

        The Company accounts for transactions with non-employees, in which goods or services are the consideration received for the issuance of equity instruments under the fair value based method.

        At December 31, 2003, warrants to purchase 17,978,999 common shares are outstanding, exercisable as follows:

Year	Warrants Exercisable	Price Strike
2004	2,040,000	$0.10-$0.50
2005	1,118,333	$0.15-$0.25
2006	1,812,000	$0.15-$0.30
2007	2,881,000	$0.15-$0.50
2008	10,127,666	$0.15-$0.30

	17,978,999

(11)    CONVERTIBLE PREFERRED STOCK

        In June 2001 the Company issued 66,667 shares of Series A 7% three year Convertible Preferred Stock in exchange for financial public relations services. The shares were issued at $0.90 per share and the services were valued at $60,000 and recorded in the financial statements.

        In November 2001 the Company converted 1,111,055 shares of Series A 7% three year Convertible Preferred Stock plus accrued interest of $104,995 at $0.25 per share for a total of 4,419,778 common shares.

        In 2000 the Company sold 1,111,055 shares of Series A and 611,111 shares of Series B 7% three year Convertible Preferred Stock at $0.90 per share. The Series A Preferred Shares are callable by the Company at $1.80 if the market bid price remains over the call level for 20 days. The Series B Preferred Stock proceeds are intended to be used by the Company for the initial operating requirements of WorldWater (Phils) Inc., the Philippine subsidiary wholly owned by WorldWater Corp. Therefore the conversion privilege is either into 10% of WorldWater (Phils) Inc. or into 611,111 shares of WorldWater Corp. common stock.

        The Company will pay 7% dividends annually on both the Series A and Series B Preferred Stock as determined by the Board of Directors based upon the results of operations and the financial condition of the Company. Dividends have been accrued and are shown in accretion on the statement of operations.

(12)    DETACHABLE WARRANTS

        For the years ended December 31, 2003 and 2002, the Company was provided $300,000 and $245,000 of short term loans and $1,775,000 and $500,000 of convertible notes for working capital financing. The Company agreed to issue 497,000 and 285,000 warrants for the short term notes and 7,839,001 and 2,381,000 warrants for the convertible notes representing additional consideration for the loans provided.

        Accordingly, the warrants have been valued at their fair value and the proceeds from the loans have been allocated on a relative fair value basis between the debt and the warrants in accordance with

Accounting Principles Board Opinion No. 14 ("APB 14"). For the years ended December 31, 2003 and 2002 this resulted in a discount on the debt and a charge to additional paid in capital of $587,693 and $210,123, respectively. The amount of additional interest recorded during the years ended December 31, 2003 and 2002 was $54,600 and $20,100, respectively. Also, for the years ended December 31, 2003 and 2002 the Company provided 300,000 and 425,000 warrants for services. These warrants have been valued at their fair value on the date of issuance and recorded as compensation expense. The amount of additional compensation expense recorded during the years ended December 31, 2003 and 2002 was $30,000 and $46,500, respectively.

(13)    EMPLOYMENT AND CONSULTANT AGREEMENTS

        On January 1, 2002, the Company entered into a five-year employment agreement with the Chief Executive Officer ("CEO"). Compensation under the agreement is $150,000 annual salary, $1,200 per month auto allowance and $1,500 per month to cover rental offices in Hopewell, New Jersey. The CEO agreed to an amendment which provided for an annual salary of $25,200 accruing the difference beginning on July 1st. The CEO has full participation in the Company "fringe benefits" including health coverage and the maintenance of a whole life policy. The benefits continue if employment is terminated without cause or by reason of death or disability to the CEO or his estate for the remaining term of the agreement or a period of 24 months, whichever is longer. Bonus and participation in the Stock Option Plan are based upon the discretion of the compensation committee. In July 2002, the CEO was granted 120,000 stock options vesting in equal installments of 10,000 shares per month, at an exercise price of $0.15, the fair market value at the date of the grant.

        In July 2002, WorldWater Corp. granted 1,000,000 shares of restricted stock for the benefit of its Chairman. Compensation expense for restricted stock is based on the market price of the Company stock at the time of the grant ($0.15) and amortized on a straight-line basis over the vesting period which is five years. The recipient (Chairman) did not pay any cash consideration to the Company for the shares and has the right to vote all shares subject to the grant, whether or not the shares have vested. The restriction is based upon continuous service.

        The balance of unearned compensation related to these restricted shares as of December 31, 2003 was $105,000. Total compensation expense recognized was $30,000 for the year ended December 31, 2003 and $15,000 for 2002.

        Also on January 1, 2002, the Company entered into three-year employment agreements with the Vice President/Controller and the Vice President. Total compensation under these agreements amounted to $152,000 annually. In July 2002, the Vice President/Controller and Vice President agreed to amend their employment agreements such that their combined annual salaries were reduced to $73,200. Subsequently, with effect on November 1, 2002, the combined salaries of these individuals were increased to $122,000 annually. In addition, effective July 2002, these individuals were granted 156,000 stock options, vesting 13,000 per month, at an exercise price of $0.15, the fair market value at the date of the grant.

        The Company has unpaid salaries of $447,880 which have been deferred by the officers as of December 31, 2003, and are included in accrued expenses.

(14)    LEASES

        The Company leases its production, service and administrative premises under a five-year lease agreement expiring June 25, 2007. The lease requires the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property. Rent expense for 2003 and 2002 was $66,000. The minimum future rental payments under this lease are $231,000 through June 14, 2007.

2004	66,000
2005	66,000
2006	66,000
2007	33,000

$231,000

        The Company also leases a sales office in Sacramento, California under a one year lease agreement expiring August 15, 2004. Rent expense for this office in 2003 was $7,200.

(15)    RISKS AND UNCERTAINTIES

Foreign Operations

        The Company operates in various countries that are subject to risks peculiar to each country. With respect to any particular country, these risks may include:

  •
  expropriation and nationalization of our assets (including intellectual property) in that country;

  •
  political and economic instability;

  •
  social unrest, acts of terrorism, force majeure, war or other armed conflict;

  •
  inflation;

  •
  currency fluctuations, devaluations and conversion restrictions;

  •
  confiscatory taxation or other adverse tax policies;

  •
  governmental activities that limit or disrupt markets, restrict payments or limit the movement of funds;

  •
  governmental activities that may result in the deprivation of contract rights; and

  •
  trade restrictions and economic embargoes imposed by the United States and other countries.

        No single country other than the United States accounted for more than 10% of our revenues in 2003 and 2002. Foreign sales, mostly to Philippines, were $35,817 in 2003 and $89,255 in 2002, all the remainder was in the United States.

        In 2004 the Company has initiated a marketing initiative in Iraq and other Middle East countries. Unsettled political conditions, social unrest, acts of terrorism, force majeure, war or other armed conflict, exploitation or other governmental actions, inflation, exchange controls or currency devaluation may result in increased business risk in this region. The company has entered an alliance with The

Sandi Group, one of the largest Iraqi construction and logistics companies in the region, to assist the Company in doing business in this region.

Fixed-price Contracts

        The Company utilizes fixed-price contracts which results in business risk. Risk arises from, among other things:

  •
  uncertainty in estimating the technical aspects and effort involved to accomplish the work within the contract schedule;

  •
  labor availability and productivity; and

  •
  supplier and subcontractor pricing and performance.

Intellectual Property Rights

        The Company relies on a variety of intellectual property rights in the manufacture of our products. The Company may not be able to preserve these rights intellectual property rights in the future and these rights could be invalidated, circumvented or challenged. In addition, the laws of some foreign countries in which our equipment may be sold do not protect intellectual property rights to the same extent of the United States. Failure to protect our proprietary information and successful intellectual property challenges or infringement proceedings against the Company could materially and adversely affect the Company's competitive position.

Technological Developments

        The market for our equipment is characterized by continual technological developments to provide better and more reliable performance and services. If the Company is not able to design, develop, and produce commercially competitive products and complete installation in a timely manner in response to changes in technology, the business and revenues could be materially and adversely affected. Similarly, if our proprietary technologies and equipment become obsolete, we may no longer be competitive and our business and revenues could bematerially and adversely affected.

Technical Personnel

        The services we sell in association of the equipment sold is complex and highly engineered and often must be performed in harsh conditions. The Company's success depends on its ability to employ and retain technical personnel with the ability to design, utilize and enhance these products and services. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. The demand for skilled workers is high and the supply is limited. A significant increase in wages paid by competing employers could result in a reduction of our skilled labor force and or increases in wage rates that we must pay. If either of these events were to occur, our cost structure could increase, our margins decrease and our growth potential could be impaired.

Government Incentives

        The competitiveness of our technology and equipment is very much dependent upon governmental rebates and incentives. If there the governmental rebates and incentives were to be materially reduced or eliminated our business and revenues could be materially and adversely affected.

        The Company markets its products to developing nations. The ability of these customers to order and pay for the Company's products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures.

(16)    FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

        The carrying value of cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The fair value of the Company's debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities and similar terms.

(17)    CONTINGENCIES

        The Company is occasionally subject to various claims and suits that arise from time to time in the ordinary course of its business. The Company is not aware of any pending or threatened litigation that could have a material adverse effect upon the company's business, financial condition or results of operations.

(18)    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2003	2002
Cash paid during the year for:
Interest	$51,800	$6,673

Benefit for sale of NJ net operating losses	$0	$(121,603)

Supplemental schedule of non-cash investing and finance activities:

        In July of 2003, $60,000 of a convertible loan was converted into 500,000 shares at $0.12 per share (the original conversion price).

        For the year ended December 31, 2003 the Company recorded $38,000 for accretion of preferred stock dividends.

(19)    SUBSEQUENT EVENTS

        In January of 2004, $440,000, the balance of a $0.12 per share convertible loan, was converted into 3,666,666 common stock shares at the original conversion price. The interest on the loan was paid to the investor in cash.

        During the first quarter 2004 the Company issued three year convertible notes totaling $1,180,000 to institutional and accredited individual investors. The notes bear interest at 10% per annum payable semi-annually commencing July 2004. Interest is payable in cash or in shares of common stock at the election of the holder. The notes are convertible into an aggregate of 7,866,667 shares of common stock at $0.15 per share. The notes are convertible at the option of the holder, anytime after purchase. As a result of this issuance beneficial conversion interest of $399,667 will be recorded in the first quarter of 2004. Warrants to purchase an aggregate of 5,270,667 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes valued at $553,420.

        During the first quarter of 2004 the Company sold 1,000,000 restricted common stock shares through a private placement at $0.15 per share to an accredited investor totaling $150,000. Warrants to purchase an aggregate of 670,000 shares of common stock at an exercise price of $0.20 per share were issued with the stock purchase and are valued at $80,400.

        During the first quarter of 2004 the Company issued 525,000 warrants to purchase common stock at $0.15 per share to shareholders as consideration for extension of loans totaling $150,000 originally payable in December 2003. The warrant issuance will result in $58,000 of recorded interest expense in the first quarter of 2004. Also, as consideration for loans totaling $70,000 common stock shares in the amount of 375,000 were issued and will be recorded as $55,500 of compensation expense in the first quarter of 2004. The loans were paid in April of 2004.

        In March of 2004 the Company issued 150,000 common stock shares to a Swiss investor relations firm, $25,500 of compensation expense will be recorded.

        Also in March of 2004, an employee exercised 33,333 stock options exercisable at $0.15 per share totaling $5,000.

        During the first quarter of 2004 a warrant in the amount of 100,000 shares exercisable at $0.15 per share was exercised for a total of $15,000.

        On April 1, 2004 the Company entered into a Securities Purchase Agreement (SPA) with SBI Brightline VIII LLC ("Purchaser"). Subject to the terms of the SPA the Company may issue and sell to the Purchaser and Purchaser shall purchase from the Company up to 17,000,000 shares of common stock in three tranches with warrant consideration as defined below:

Tranche No.	Number of Tranche Shares Included in Tranche	Number of Tranche Warrants Included in Tranche	Tranche Purchase Price Per Tranche Share (U.S. Dollars)	Tranche Purchase Price Per Tranche Warrants
1	7,000,000	2,100,000	$0.17	$0.17
2	5,000,000	1,500,000	$0.22	$0.22
3	5,000,000	1,500,000	$0.27	$0.27

        The Company intends to sell Tranche Shares to the Purchaser subsequent to the date on which the Registration Statement of the Company covering the resale of the Shares is declared effective, which is expect to be early in the Third Quarter of 2004. It is anticipated that all Tranche Shares shall be sold by the end of the Fourth Quarter 2004.

        The trading price of our common stock during the several week period leading up to April 1, 2004 was generally greater than the price per share for the first 7,000,000 shares that may be sold under our stock purchase agreement with SBI; however, our average closing price during March 2004 was slightly more than $0.20 per share and the average share price of all of the shares to be sold under our stock purchase agreement with SBI is slightly more than $0.21 per share.

        In conjunction with the above SPA in April of 2004 the Company entered into a Term Loan with HIT Credit Union and Hong Kong League Central Credit Union (the "Lenders") and SBI Advisors, LLC as agent for the Lenders for $800,000. The Term Loan shall be repaid as follows: $400,000 of the principal amount will be due and payable within three days after receipt by the Borrower of the proceeds from the $0.17 Tranche as per the SPA and the remaining unpaid principal and accrued interest on the Term Loan shall be payable October 2004. The Term Loan bears interest at 18% per annum. SBI Advisors, LLC received a five year warrants to purchase 400,000 common stock shares exercisable at $0.30 as placement agents for this transaction, $108,000 of compensation expense will be recorded in the first quarter of 2004. These warrants will be included in the above mention Registration Statement

        The above transactions did not involve a public offering and therefore were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

WORLDWATER CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

	9/30/2004	12/31/2003
Assets
Current Assets:
Cash and cash equivalents	$229,943	$59,045
Accounts receivable, net of allowance for doubtful accounts of $22,388 and $22,647 as of September 30, 2004 and December 31, 2003, respectively	1,062,773	49,101
Deferred contract costs	2,004,633	8,872
Advances to employees	4,092	16,800
Prepaid expenses	114,940	13,141

Total Current Assets	3,416,381	146,959
Equipment and leasehold improvements, Net	62,565	65,219
Deposits	9,040	9,047

Total Assets	$3,487,986	$221,225

Liabilities and Stockholders' (Deficiency)
Current Liabilities:
Accounts payable and accrued expenses	$3,203,077	$1,715,152
Customer deposits	674,073	134,515
Long-term debt, current portion	162,714	172,901
Notes payable, related parties	126,993	262,703
Notes payable	96,990	212,000
REC guarantee liability, current portion	56,231	—

Total Current Liabilities	4,320,078	2,497,271
Long-term debt	1,530,769	1,582,502
Notes payable	800,000
REC guarantee liability, net of current portion	337,386
Long-term debt, related parties	88,686	82,894

Total Liabilities	7,076,919	4,162,667
Commitments and contingencies	—	—
Stockholders' (Deficiency):
Preferred Stock 7% Convertible $.01 par value authorized 10,000,000; issued and outstanding at September 30, 2004 and December 31, 2003:
Series A 66,667 shares liquidation preference $60,000	667	667
Series B 611,111 shares liquidation preference $550,000	6,111	6,111
Common Stock, $.001 par value; authorized 160,000,000; issued and outstanding 76,368,155 shares at September 30, 2004 and 52,506,720 at December 31, 2003	76,368	52,507
Additional paid-in capital	21,895,330	15,726,953
Deferred compensation	(82,500)	(105,000)
Accumulated other comprehensive expense	(50,416)	(49,396)
Accumulated deficit	(25,434,493)	(19,573,284)

Total Stockholders' (Deficiency)	(3,588,933)	(3,941,442)

Total Liabilities and Stockholders' (Deficiency)	$3,487,986	$221,225

The Notes to Condensed Consolidated Financial Statements are an Integral Part of these Statements.

WORLDWATER CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

	3 Months Ended		9 Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Revenue:
Equipment sales	$—	$23,249	$4,000,000	$1,107,485
Grant revenue	61,040	53,568	217,514	116,593

Total	61,040	76,817	4,217,514	1,224,078

Cost of goods sold:
Cost of equipment sales	241,313	28,676	4,003,397	772,130
Cost of grant revenue	70,356	48,000	230,985	101,083

	311,669	76,676	4,234,382	873,213

Gross Profit (Loss)	(250,629)	141	(16,868)	350,865

Operating Expenses:
Marketing, general and administrative expenses	827,646	613,631	2,348,327	2,087,634
Debt and equity sourcing fees and commissions	782,514	316,967	1,726,082	381,967
Research and development expense	60,577	90,862	155,167	278,342

Total Expenses	1,670,737	1,021,460	4,229,576	2,747,943

Loss from Operations	(1,921,366)	(1,021,319)	(4,246,444)	(2,397,078)

Other Expense (Income)
Interest expense (income), net	333,225	201,763	1,588,090	422,160
Sale of vehicle	(2,200)	—	(2,200)	—

Total Other Expense (Income), Net	331,025	201,763	1,585,890	422,160

Loss before income taxes	(2,252,391)	(1,223,082)	(5,832,334)	(2,819,238)

Accretion of preferred stock dividends	(9,625)	(9,625)	(28,875)	(28,875)
Net Loss Applicable to Common Shareholders	$(2,262,016)	$(1,232,707)	$(5,861,209)	$(2,848,113)

Net loss applicable per Common Share (basic and diluted):.	$(0.03)	$(0.02)	$(0.10)	$(0.06)
Shares used in Per Share Calculation:
Average	67,076,669	51,064,690	60,959,673	50,600,827

The Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

	9/30/2004	9/30/2003
Cash Flows from Operating Activities:
Net loss before accretion of preferred dividends	$(5,832,334)	$(2,819,238)

Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash compensation expense related to warrants issued	—
Amortization of interest expense	723,145	118,655
Depreciation	26,429	26,633
Beneficial conversion of convertible notes	427,167	192,334
Issuance of warrants for services	1,036,391	158,217
Issuance of stock for service	222,268	131,500
Issuance of stock for conversion of debt	—
Amortization of deferred compensation	22,500	22,500
(Gain)/Loss on sale of vehicle	(2,200)
Changes in assets and liabilities:
Accounts receivable	(1,013,671)	(299,431)
Inventory	(4,874)
Deferred contract costs	(1,995,761)	583,643
Construction in process	—
Prepaid expenses	(89,091)	(13,009)
Accounts payable and other accrued expenses	1,615,772	349,455
Customer deposits	539,558	(243,172)
REC guarantee liability	393,617	—

Net Cash (Used in) Operating Activities	(3,926,410)	(1,553,615)

Cash Flows from Investing Activities:
Purchase of equipment and leasehold improvements	(23,776)	(12,318)
Proceeds from sale of vehicle	2,200
Deposits		(40,003)

Net Cash Provided by (Used in) Investing Activities	(21,576)	(52,321)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	1,950,000	—
Proceeds from issuance of long-term debt and warrants	1,258,750	1,675,000
Proceeds from issuance of notes payable	936,403	613,000
Proceeds from exercise of warrants and stock options	381,503	15,000
Payments on long-term debt	(406,752)	(4,761)
Payments on notes payable	—	(572,500)

Net Cash Provided by Financing Activities	4,119,904	1,725,739

Net effect of currency translation on cash	(1,020)	(15,805)

Net Increase (Decrease) in Cash	170,898	103,998
Cash and cash equivalents at Beginning of Year	59,045	140,574

Cash and cash equivalents at End of Third Quarter	$229,943	$244,572

The Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD ENDED SEPTEMBER 30, 2004
(UNAUDITED)

	Common Stock		Preferred Stock		Additional Paid-In Capital (Common)	Additional Paid-In Capital (Preferred)			Accumulated Other Comprehensive Income (Loss)
							Deferred Compensation	Accumulated Deficit
	Shares	Par Value	Shares	Par Value						Total
Balance, December 31, 2003	52,506,720	$52,507	677,778	$6,778	$15,146,564	$580,389	$(105,000)	$(19,573,284)	$(49,396)	$(3,941,442)

Preferred stock—Accretion of dividends	—	—	—	—	—	28,875	—	(28,875)	—	—
Amortization of deferred compensation and restricted stock	—	—	—	—	—	—	22,500	—	—	22,500
Warrants granted for compensation including commissions on financing and associated advisory	—	—	—	—	1,709,786	—	—	—	—	1,709,786
Beneficial conversion feature of convertible notes	—	—	—	—	427,167	—	—	—	—	427,167
Conversion of convertible notes	9,699,999	9,700	—	—	1,335,300	—	—	—	—	1,345,000
Issuance of common stock for cash	10,772,727	10,773	—	—	1,939,227	—	—	—	—	1,950,000
Issuance of common stock for warrants exercised	1,545,667	1,546	—	—	272,304	—	—	—	—	273,850
Issuance of common stock for services	946,000	946	—	—	221,322	—	—	—	—	222,268
Issuance of common stock in lieu of interest	261,206	261	—	—	71,847					72,108
Exercise of stock options	635,836	635	—	—	107,018	—	—	—	—	107,653
Options granted in lieu of interest				—	55,531	—	—	—	—	55,531
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	(5,832,334)	—	(5,832,334)
Other comprehensive expense—Currency translation adjustment	—	—	—	—	—	—	—	—	(1,020)	(1,020)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	(5,833,354)

Balance, September 30, 2004	76,368,155	$76,369	677,778	$6,778	$21,286,066	$609,264	($82,500)	$(25,434,493)	$(50,416)	$(3,588,933)

The Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.    LIQUIDITY

        These consolidated financial statements are presented on the basis that the company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The company's working capital deficit and stockholder's deficiency raises substantial doubt about the company's ability to continue as a going concern. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market their products domestically and internationally. However, there can be no assurances that the company will be successful in these efforts. The consolidated financial statements do notinclude any adjustments that might result from the outcome of this going concern uncertainty.

        At September 30, 2004, the company had a working capital deficiency of $903,697. The company had a stockholders deficiency of $3,588,933 as of September 30, 2004.

2.    NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of the Business

        The company operates in one business segment focused on applying solar energy to drive motors traditionally driven by alternating current (AC) by conversion of direct current (DC) power produced from solar (Photovoltaic) power with an historical emphasis on delivering water deliver solutions. The company has developed electrical conversion technology and designed and constructed solar powered water management solutions both internationally and domestically. The company has performed solar energy and water management advisory consulting services for and served as supplier of implementation equipment to governmental entities worldwide and commercial enterprises domestically. The company provided services for clients and customers in the united states, and in developing countries, principally the philippines, during the first three quarters of 2004.

  Principles of Consolidation

        The consolidated financial statements include the parent company Worldwater Corp., and its controlled wholly owned subsidiary company, Worldwater (PHILS) Inc. and certain other inactive subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Worldwater Corp., 100% wholly owned inactive subsidiaries include:

    Worldwater, Inc., A Delaware Corporation
    Worldwater Holdings Inc., A Delaware Corporation
    Worldwater East Africa Ltd., A Tanzanian Corporation
    Worldwater Pakistan (PVT.), Ltd., A Pakistan Company

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to allowance for doubtful accounts, foreign currency translation, depreciation, taxes and the value of shares and warrants issued. Although these estimates are based on management's best knowledge of current events and actions that the company may undertake in the future, actual results may be different from the estimates.

  Foreign Currency Translation

        For the companies active subsidiary in the Philippines, asset and liability accounts are translated at year-end rates of exchange and revenue and expenses are translated at average exchange rates prevailing during the year. For subsidiaries whose functional currency is deemed to be other than the U.S. Dollar, translation adjustments are included as a separate component of other comprehensive income and stockholders deficiency.

  Comprehensive Loss

        Statement of financial accounting standards (SFAS) No. 130, "Reporting Comprehensive Income" establishes standards for reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation and is presented in the consolidated statements of stockholders' deficiency. Sfas No. 130 requires only additional disclosures in the financial statements; it does not affect the company's financial position or results of operations.

  Revenue Recognition

        The company derives revenue primarily from the sale and installation of its solar driven pumping systems and solar energy products. Limited revenues are also derived from government consulting projects and from grant revenue received to fund research and development. Revenues are recorded when persuasive evidence of an arrangement exists, the price is determinable, delivery has occurred or services have been rendered and collection is reasonably assured.

        Revenues for time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are reflected in the period they become known.

        Revenues from equipment sales and installation contracts containing acceptance provisions are recognized upon customer acceptance. Deferred contracts cost represent costs incurred on uncompleted contracts. Some contracts have specific, identifiable milestones, whereby upon completion of the milestone and customer acceptance is achieved, the applicable revenue is recognized. Cash payments received in advance of revenue recognition are recorded as customer deposits payable.

        Revenues from consulting projects are recognized as services are rendered.

        Grant revenues on the basis of entitlement periods or milestones reached are recorded as revenue when such entitlement periods have lapsed or milestones are met.

        Estimates of product and installation warranties are accrued at the time of contract completion. Estimates are established using historical information on the nature, frequency, and cost of warranty claims.

  Accounting for Income Taxes

        Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not. The company has recorded a full valuation allowance against the deferred tax assets and tax liabilities.

  Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

  Inventory

        Inventory is stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Historically, inventory has consisted mainly of purchased system components. As of September 30, 2004 and December 31, 2003 the company had no net investment in inventory.

  Equipment and Leasehold Improvements

        Equipment and leasehold improvements are carried at cost, less accumulated depreciation and are depreciated for financial reporting purposes using the straight-line method. Depreciation for income tax purposes is computed using accelerated methods. The estimated useful lives are: Computers and Information equipment, 5 years, Office furniture, vehicles, and test and assembly fixtures, 5 to 7 years: leasehold improvements, 7 years. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income. Expenditures for maintenance and repairs are expensed as incurred. Expenditures, which significantly increase asset value or extend useful lives, are capitalized.

  Research and Development Expense

        Research and development costs are expensed as incurred. enhancements to products are capitalized once technological feasibility has been established.

  Impairment of Long-Lived Assets

        The company evaluates long-lived assets for potential impairment in compliance with sfas No. 144, accounting for the impairment or disposal of long-lived assets. The company records, in depreciation expense, impairment losses on long-lived assets used in operations when events and circumstances indicate the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts. The current fair market value of the assets is determined by recent transactions, expected remaining useful lives, future market trends and projected salvage values to determine the fair market value of these assets. Impairment losses are measured by comparing the fair value of the asset to its carrying amount.

  Stock-Based Compensation

        The company grants options for a fixed number of shares to key employees with the exercise price equal to the fair value of shares at the date of grant. The company accounts for stock option grants in accordance with apb opinion No. 25, "Accounting for Stock issued to Employees", and, accordingly recognizes no compensation expense for the stock option grants. The company has adopted only the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to provide Pro Forma net income (loss) disclosure for stock-based compensation as if the fair-value method had been applied.

        Accordingly, no compensation cost has been recognized for the stock option plans because the exercise price of employee stock options equals the market prices of the underlying stock on the date of grant, except for the restricted stock granted to the chairman described in Note 10. Had compensation cost been determined based on the fair value at the grant date for awards in the nine months ended September 30, 2004 and 2003, respectively, consistent with the provisions of SFAS No. 123, the company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

        In accordance with SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure, "the Effect on Net Income (loss) and Net Income (loss) per share if the company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to Stock-Based Employee Compensation is as follows:

	Nine Months ended September 30,
	2004	2003
Net loss applicable to common shareholders, as reported	$(5,861,209)	$(2,848,113)
Add: stock based employee compensation expense included in net loss, net of related tax effects	22,500	22,500
Deduct: Total Stock Based Employee compensation expense determined under fair value based method for all awards, net of related tax effects	(264,118)	(0)

Pro forma net loss	$(5,922,827)	$(2,796,738)

Earnings per share:
Basic—as reported	$(0.10)	$(0.06)
Basic—pro forma	$(0.10)	$(0.05)
Diluted—as reported	$(0.10)	$(0.06)
Diluted—pro forma	$(0.10)	$(0.05)

  Equity Security Transactions

        Since inception, the board of directors has established the fair value of common stock based upon quoted market prices existing at the dates such equity transactions occurred.

  Net Loss per Common Share

        Basic loss per share includes no dilution and is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in our earnings. As presented, our basic and diluted loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period and does not include other potential common shares, including shares issuable upon exercise of options (6,838,504), warrants (27,926,449) and conversion rights (14,587,561), totaling 49,352,514 shares, since their effect would be antidilutive due to the company's losses.

  Reclassification

        Certain prior year balances have been reclassified to conform to current year presentation.

  Impact of Accounting Pronouncements

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in statement No. 133. it also specifies when a derivative contains a financing component that warrants special reporting in the consolidated statement of cash flows. SFAS No. 149 Amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the company's consolidated financial statements.

        On May 15, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial instruments with characteristics of both liabilities and equity". SFAS 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatory redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. We currently do not have any such instruments. SFAS 150 is effective for all financial instruments created or modified after may 31, 2003. There was no impact from the adoption of this statement.

        In January 2003, The FASB Issued FIN 46, "Consolidation of Variable Interest Entities," which is effective for interim periods beginning after December 15, 2003. This interpretation changes the method of determining whether certain entities should be included in the company's consolidated financial statements. an entity is subject to Fin 46 and is called a Variable Interest Entity ("VIE")

        If it has (1) Equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) Equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under SFAS No. 94, "Consolidation of all Majority-Owned Subsidiaries." a VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both. There was no impact from the adoption of this standard.

  Advertising Costs

        Advertising costs are expensed as incurred. Such expense for the six months ended September 30, 2004 and 2003 was $49,930 and $12,657, respectively.

3.    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

        Equipment and Leasehold improvements consist of the following at September 30,2004:

Computers	$55,219
Office furniture and equipment	114,887
Test and assembly fixtures	34,140
Vehicles	92,307
Leasehold improvements	8,123

304,676
Less: Accumulated depreciation	242,111

Equipment and leasehold improvements, net	$62,565

4.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

        Accounts payable and accrued expenses consist of the following at September 30, 2004 and December 31, 2003:

	September 30, 2004	December 31, 2003
Accounts payable—equipment sales	$1,368,396	$
Accounts payable—other	460,391		695,986
Accrued interest	343,980		266,123
Accrued salaries	519,525		447,880
Accrued sales commissions	113,504		105,000
Accrued financing commission	130,000
Accrued payroll taxes	64,132		80,466
Accrued audit fees	49,720		50,000
Accrued warranty reserve	104,500		27,206
Accrued consulting	31,878		24,000
Other accrued expenses	17,051		18,491

	$3,203,077		$1,715,152

        In order to provide security of payment to an equipment sales vendor the company entered into a credit facility with a shareholder who has provided the vendor a $572,340 letter of credit. The credit facility matures December 15, 2004. The accrued financing commission recorded above is being disbuted by the company in on-going negotiations.

5.    SECURITIES PURCHASE AGREEMENT

        On April 1, 2004 the company entered into a Securities Purchase Agreement (SPA) with SBI Brightline VIII LLC ("Purchaser") calling for the sale of common stock and issuance of warrants as described in the table below. During the third quarter the company has issued and sold to the purchaser 9,772,728 shares of common stock included in the first two tranches as described below. In conjunction with the sale of the stock, the company issued 2,931,818 warrants included in the first two tranches described below. In October 2004 the company issued and sold the remaining shares (2,227,273) and warrants (668,182) of the second tranche.

Tranche No.	Number of Tranche Shares Included in Tranche	Tranche Warrants Included in Tranche	Tranche Purchase Price Per Tranche Warrants (U.S. Dollars)	Purchase Price Per Tranche Share (U.S. Dollars)
1	7,000,000	2,100,000	$0.17	$0.17
2	5,000,000	1,500,000	$0.22	$0.22
3	5,000,000	1,500,000	$0.27	$0.27

        The trading price of the company's common stock during the several week period leading up to April 1, 2004 was generally greater than the price per share for Tranche No. 1 shares that may be sold under the SPA; however, the average closing price during March 2004 was slightly more than $0.20 per share and the average share price of all of the shares to be sold under the SPA is slightly more than $0.21 per share.

6.    LONG-TERM DEBT AND NOTES PAYABLE

        Long-term debt (including convertible debt) and notes payable consist of the following uncollateralized loans outstanding at September 30, 2004:

Date of Issuance	Maturity Date	Holders of Loans	Stated Interest Rate	Effective Interest Rate	Interest Period	Interest Payment At Option of Holder—Common Stock or Cash
Prior to 2004	On Demand	Qualified Individuals	0% to 10%	0% to 15%	Majority Monthly	No
2nd Qtr 2004	October 2005	Foreign Credit Unions	15%	15%	Monthly	NO
1st Qtr 2004	2007	Funds & Qualified Individual Investors including a Director	10%	19-30%	Semi-Annual	Yes
2003	2006	Funds & Qualified Individual Investors	10%	19-30%	Semi-Annual	Yes
1995	Not Stated	Qualified Individual Investors	Not stated—imputed at 4.5%	4.5%	Not stated	N/A
1992	Stated Maturity Date October 1997	Qualified Individual Investor	8%	8%	MATURITY	No
1995	On Demand	Qualified Individual Investors	10%	10%	MATURITY	No
2001	2008	PNC Bank, (Guaranteed By Chairman)	8%		Monthly Interest & Principal payments of $813	No

Date of Issuance	Conversion Price of Common Stock	No. of Common Shares Convertible Into	Beneficial Conversion Interest Recorded in 2004	Face Amount	Net Amount Outstanding
Prior to 2004				$96,990	$96,990
2nd Qtr 2004				800,000	800,000
1st Qtr 2004	$0.150	6,083,667	$427,167	912,550	602,680
2003	0.150	8,133,333		1,220,000	901,680
1995	0.495	106,061		52,500	52,500
1992	0.400	125,000		50,000	50,000
1995	0.400	139,500		53,000	53,000
2001	N/A	N/A		33,622	33,622

		14,587,561	Total	$3,218,662	$2,590,472

			Less current maturities		259,714

			Total Long-term notes and debt		$2,330,758

        In conjunction with the Stock Purchase Agreement described above in april 2004 the company entered into a term loan with HIT Credit Union and Hong Kong League Central Credit Union (the "Lenders") and SBI Advisors, LLC as agent for the lenders for $800,000. A financing fee of $80,000 was paid to the lenders. In the third quarter the term loan was amended to allow for borrowings up to $1,000,000 and amounts borrowed to be repaid and re-borrowed from time to time, the interest rate was lowered to 15% and the maturity date was extended to October 31, 2005.

        The financial advisor to the lenders, SBI Advisors, LLC, has received five year warrants to purchase 600,000 common stock shares exercisable at $0.30 as placement agent for this transaction. Compensation expense of $38,000 and $138,000 as been recored in the third quarter and first nine months in recognition of the warrants issued. Of compensation expense has been recorded in the second quarter of 2004.

7.    RELATED PARTY NOTE PAYABLE TRANSACTIONS

September 2004
Directors	$91,686
Officers and employees	123,993

Total	215,679
Less current maturities	126,993
Long term note payable, related party	$88,686

        Amounts payable to directors includes a three year convertible loan dated January 30, 2003 face value of $100,000 which bears interest at 10% per annum. The loan is convertible at the option of the holder at $0.15 per common share for a total of 666,667 shares.

        All other amounts payable to directors and employees are due on demand. interest on these notes accrue at 10% per annum.

        The chairman has guaranteed $36,060 borrowed from PNC Bank, NA.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

        Included in accrued sales commissions as of September 30, 2004 is $33,622 owed the chairman under the management services fee agreement dated April 1, 1991 expiring December 31, 2005 calling for a management services/sales incentive fee equal to one-half percent (0.5%) of the company's gross product revenues less any related product returns, rebates, allowances, freight charges, tariffs and sales taxes, not to exceed $250,000 per annum.

8.    WARRANT TRANSACTIONS

        Warrant transactions consisted of the following during the first three Quarters of 2004:

	Fiscal 2004 Transactions
	Exercisable Warrants	Stock Price Range	Addition to Paid In Capital	Interest Expense Recognized
Warrants Outstanding As of December 31, 2003	17,978,999	$0.10 to $0.50

Detachable warrants issued in conjunction with obtaining $1,262,550 in convertible notes	5,638,667	0.30	$593,900
Detachable warrants issued in conjunction with the issuance of $150,000 of restricted common stock shares	670,000	0.20	$80,400	$80,400
Warrants issued in consideration for extensions of short-term loans by a Director and Shareholders	525,000	0.15	46,000	46,000
Exercise of Warrants (capital addition included in the Stock Transactions Note)	(100,000)	0.15
Expiration of Outstanding Warrants	(20,000)

	6,713,667		720,300	126,400
Warrants Outstanding As of March 31, 2004	24,692,666	$0.10 to $0.50

Warrants issued in consideration for services rendered in raising debt and equity on behalf of the Corporation	1,658,995	0.15 to 0.30	522,562	522,562
Exercise of Warrants (capital addition included in the Stock Transactions Note)	(999,000)	0.10 to 0.15
Expiration of Outstanding Warrants	(40,000)

	619,995		522,562	522,562

Warrants Outstanding As of June 30, 2004	25,312,661	$0.10 to $0.50	$1,242,862	$648,962

Warrants issued in consideration for services rendered in raising debt and equity on behalf of the Corporation	3,705,455	0.17 to 0.33	468,000	468,000
Exercise of Warrants (capital addition included in the Stock Transactions Note)	(446,667)	0.30
Expiration of Outstanding Warrants	(645,000)

	2,613,788		468,000	468,000

Warrants Outstanding As of September 30, 2004	27,926,449	$0.15 to $0.50	$1,710,862	$1,116,962

9.    COMMON STOCK TRANSACTIONS

        Common stock transactions during the first three quarters of 2004 consisted of the following:

	Fiscal 2004
	Shares	Price Per Share	Addition to Common Stock Par Value	Addition To Paid-In Capital	Expense Recognized
Shares Issued and Outstanding December 31, 2003	52,506,720		$52,507	$15,146,564

Conversion of a Convertible Loan totaling $440,000	3,666,666	0.12	3,667	436,333
Restricted shares sold in private placement	1,000,000	0.15	1,000	149,000
Shares issued as compensation for services provided including investor relations, political advisory and financing assistance	525,000	0.15-0.17	525	80,475	81,000
Warrants exercised	100,000	0.15	100	14,900
Stock options exercised	33,333	0.15	33	4,967

Change for Quarter Ended March 31, 2004	5,324,999		5,325	685,675	81,000

Shares Outstanding March 31, 2004	57,831,719

Conversion of a Convertible Loan totaling $350,000	2,333,333	0.15	2,333	347,667
Shares issued as compensation for services provided including investor relations, political advisory and financing assistance, and repayment of a $5,000 loan	288,000	0.22-0.44	288	102,992	98,280
Warrants exercised	999,000	0.10-0.15	999	123,851
Stock options exercised	538,337	0.15-0.34	538	91,672

Change for Quarter Ended June 30, 2004	4,158,670		4,158	666,182	98,280

Balance, June 30, 2004	61,990,389		9,483	1,351,857	179,280

Shares sold under Stock Purchase Agreement	9,772,727	0.15-0.34	9,773	1,790,227
Conversion of Convertible Loans totaling $555,000	3,700,000	0.15	3,700	551,300
Shares issued in lieu of payment of cash for interest	261,206	0.23-0.33	261	71,847
Shares issued as compensation for services provided including investor relations, political advisory and financing assistance, and payment of accounts payable of $28,000	133,000	0.28-0.30	133	37,767	9,900
Warrants exercised	446,667	0.30	447	133,553
Stock options exercised	64,166	0.15	64	9,561

Change for Quarter Ended September 30, 2004	14,377,766		14,378	2,594,255	9,900

Balance, September 30, 2004	76,368,755		$76,368	$19,092,676	$189,180

10.    RESTRICTED STOCK AGREEMENT WITH CHAIRMAN

      In July 2002, worldwater corp. Granted 1,000,000 shares of restricted stock to its chairman. the compensation expense for the restricted stock was based on the market price of the company stock at the time of the grant ($0.15) and is being amortized on a straight-line basis over the five year vesting period. The chairman has the right to vote all shares subject to the grant, whether or not the shares have vested. The restriction is based upon continuous service. The balance of unearned compensation related to these restricted shares as of september 30, 2004 was $82,250. Compensation expense recognized during the nine months ended september 30, 2004 for the restricted shares granted was $22,750.

11.    SIGNIFICANT RISKS AND UNCERTAINTIES

Concentration on Cash Balance

        The company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The company has not experienced any losses in such accounts. The company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Major Customers

        The company had two major customers that accounted for 95% of total revenuesduring the nine months ended september 30, 2004, and virtually all of the accounts receivable and customer deposits as of september 30, 2004

Foreign Operations

        The company operates in various countries that are subject to risks peculiar to each country. With respect to any particular country, these risks may include:

  •
  expropriation and nationalization of our assets (including intellectual property) in that country;

  •
  political and economic instability;

  •
  social unrest, acts of terrorism, force majeure, war or other armed conflict;

  •
  inflation;

  •
  currency fluctuations, devaluations and conversion restrictions;

  •
  confiscatory taxation or other adverse tax policies;

  •
  governmental activities that limit or disrupt markets, restrict payments or limit the movement of funds;

  •
  governmental activities that may result in the deprivation of contract rights; and

  •
  trade restrictions and economic embargoes imposed by the united states and other countries.

        In 2004 the Company has initiated a marketing initiative in iraq and other middle east countries. Unsettled political conditions, social unrest, acts of terrorism, force majeure, war or other armed conflict, exploitation or other governmental actions, inflation, exchange controls or currency devaluation may result in increased business risk in this region. The company has entered an alliance with the sandi group, one of the largest iraqi construction and logistics companies in the region, to assist the company in doing business in this region.

Fixed-Price Contracts

        The company utilizes fixed-price contracts which results in business risk. Risk arises from, among other things:

  •
  uncertainty in estimating the technical aspects and effort involved to accomplish the work within the contract schedule;

  •
  labor availability and productivity; and

  •
  supplier and subcontractor pricing and performance.

Intellectual Property Rights

        The company relies on a variety of intellectual property rights in the manufacture of our products. The company may not be able to preserve these intellectual property rights in the future and these rights could be invalidated, circumvented or challenged. In addition, the laws of some foreign countries in which our equipment may be sold do not protect intellectual property rights to the same extent of the united states. Failure to protect our proprietary information and successful intellectual property challenges or infringement proceedings against the company could materially and adversely affect the company's competitive position.

Technological Developments

        The market for our equipment is characterized by continual technological developments to provide better and more reliable performance and services. If the Company is not able to design, develop, and produce commercially competitive products and complete installation in a timely manner in response to changes in technology, the business and revenues could be materially and adversely affected. Similarly, if our proprietary technologies and equipment become obsolete, we may no longer be competitive and our business and revenues could be materially and adversely affected.

Technical Personnel

        The services we sell in association of the equipment sold is complex and highly engineered and often must be performed in harsh conditions. The company's success depends on its ability to employ and retain technical personnel with the ability to design, utilize and enhance these products and services. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. The demand for skilled workers is high and the supply is limited. A significant increase in wages paid by competing employers could result in a reduction of our skilled labor force and or increases in wage rates that we must pay. If either of these events were to occur, our cost structure could increase, our margins decrease and our growth potential could be impaired.

Government Incentives

        The competitiveness of our technology and equipment is very much dependent upon governmental rebates and incentives. If the governmental rebates and incentives were to be materially reduced or eliminated our business and revenues could be materially and adversely affected.

        The Company markets its products to developing nations. The ability of these customers to order and pay for the company's products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures.

12.    SUBSEQUENT EVENTS

        In October 2004, SBI Brightline VIII LLC completed the purchase of the second tranche of common stock called for under the stock purchase agreement described above resulting in $490,000 in proceeds and the issuance of 2,227,272 common shares and the issuance of 668,182 warrants at an exercise price of $0.22.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors.

        Reference is made to Section 145 of the General Corporation Law of the State of Delaware. As permitted by Delaware law, our Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of WorldWater shall not be personally liable for any damages from any breach of fiduciary duty as a director, except for liability based on a judgment or other final adjudication adverse to him establishing that his acts or omissions were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. Our Certificate of Incorporation and Bylaws also provide for indemnification of all officers AND directors of WorldWater to the fullest extent permitted by law.

Item 25. Other Expenses of Issuance and Distribution

        The registrant estimates that expenses in connection with the distribution described in this registration statement will be as shown below. All expenses incurred with respect to the distribution, except for any discounts or commissions payable with respect to sales of the shares, will be paid by WorldWater.

[NEED TO UPDATE FEES]

SEC Registration Fee	$889.87
Accounting fees and expenses	0.00
Legal fees and expenses	18,500.00

Total	$19,389.87

Item 26. Recent Sales of Unregistered Securities.

        In June of 2001 we issued $70,000 in 8% convertible notes with a conversion price of $0.25 with 280,000 warrants attached to purchase common stock shares with an exercise price of $0.30 and a five-year term to an accredited investor as defined in Rule 501 of Regulation D.

        In July of 2001 we issued 946,000 common stock shares for cash totaling $236,500 and attached warrants to purchase 921,000 common stock shares with an exercise price of $0.30 and a five-year term to accredited investors as defined in Rule 501 of Regulation D.

        In July of 2001 we issued 20,000 warrants to purchase common stock shares with an exercise price of $0.25 and a three-year term in conjunction with a short term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In August of 2001 we issued 230,000 common stock shares pursuant to a consulting agreement for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In August of 2001 we issued 10,000 warrants to purchase common stock shares with an exercise price of $0.30 and a five year term in conjunction with a short term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In September of 2001 we issued $10,000 in an 8% convertible note with a conversion price of $0.25 with 50,000 warrants attached to purchase common stock shares with an exercise price of $0.30 and a five-year term to an accredited investor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In October of 2001 we issued 645,000 common stock shares for cash totaling $130,000 and attached warrants to purchase 645,000 common stock shares with an exercise price of $0.30 and a three-year term to accredited individual investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In October of 2001 we issued 30,000 common stock shares pursuant to a consulting agreement with a member of the Board of Directors Rolf Frauenfelder in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In October of 2001 we issued 1,000 common stock shares for $200 worth of general facilities maintenance services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In November of 2001 we issued 300,000 common stock shares pursuant to a consulting agreement for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In November of 2001 we issued 75,000 common stock shares in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In November of 2001 we issued 50,000 common stock shares for cash totaling $10,000 to an accredited investor as defined in Rule 501 of Regulation D.

        In December of 2001 we issued 590,000 common stock shares for cash totaling $73,750 and attached warrants to purchase 590,000 common stock shares with an exercise price of $0.15 and a three-year term to accredited investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act. In December of 2001 we issued 135,000 common stock shares for cash totaling $20,250 and attached warrants to purchase 135,000 common stock shares with an exercise price of $0.25 and a three-year term to accredited investors as defined in Rule 501 of Regulation D.

        In January of 2002 we issued 150,000 common stock shares pursuant to a consulting agreement for $37,500 of services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In January of 2002 we issued 2,167,000 common stock shares for cash totaling $350,025 and warrants to purchase 1,667,000 common stock shares at an exercise price of $0.15 with a five-year term and warrants to purchase 100,000 common stock shares with an exercise price of $0.25 and a five-year term to accredited investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In January of 2002 we issued 150,000 common stock shares pursuant to a consulting agreement for $50,000 of services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In February of 2002 we issued 25,000 common stock shares for payables due totaling $4,848.22 to a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In February of 2002 we issued 285,714 common stock shares pursuant to a consulting agreement for $40,000 of services rendered by a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In April of 2002, we issued 100,000 warrants to purchase common stock shares at an exercise price of $0.15 with a two-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In April 2002, we issued 153,847 common stock shares for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In May of 2002 we issued 85,000 common stock shares pursuant to a consulting agreement for $12,750 of services rendered in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In May of 2002, we issued 25,000 warrants to purchase common stock shares with an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In May of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In June of 2002 we issued 66,667 common stock shares for payables due totaling $10,066.50 to a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In June of 2002 we issued 50,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 333,334 common stock shares for cash totaling $50,000 and attached warrants to purchase 75,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 2,000 common stock shares for $300 worth of general facilities maintenance services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 100,000 common stock shares pursuant to a consulting agreement with a member of the Board of Directors, Rolf Frauenfelder in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In August of 2002 we issued 550,000 common stock shares to the Chairman of the Board of the Company as reimbursement for corporate legal expenses totaling $50,000 in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In August of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 333,333 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In September of 2002 we issued 135,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In October of 2002 we issued 1,000,000 common stock shares for cash totaling $100,000 and attached warrants to purchase 500,000 common stock shares with an exercise price of $0.10 and a two-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In December 2002, we issued 31,250 common stock shares for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In January 2003, the Company issued three year convertible notes totaling $200,000 to institutional investors. The notes bear interest at 10% per annum payable semi-annually commencing July 2003. Interest is payable in cash or shares of common stock at the election of the holder. The notes are convertible into an aggregate of 1,333,333 shares of common stock. Warrants to purchase an aggregate of 893,332 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes. This transaction did not involve a public offering and therefore was exempt from registration pursuant to the Act.

        In June 2003, the Company issued three year convertible notes totaling $780,000 to an institutional investor and certain of its shareholders. The notes bear interest at 10% per annum payable semi-annually. Interest is payable in cash or shares of common stock at the election of the holder. The notes are convertible into an aggregate of 5,200,000 shares of common stock. Warrants to purchase an aggregate of 3,484,000 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Act.

        In January of 2004, $440,000, the balance of a $0.12 per share convertible loan, was converted into 3,666,666 common stock shares at the original conversion price. The interest on the loan was paid to the investor in cash.

        During the first quarter 2004 the Company issued three year convertible notes totaling $1,180,000 to institutional and accredited individual investors. The notes bear interest at 10% per annum payable semi-annually commencing July 2004. Interest is payable in cash or in shares of common stock at the election of the holder. The notes are convertible into an aggregate of 7,866,667 shares of common stock at $0.15 per share. The notes are convertible at the option of the holder, anytime after purchase. As a result of this issuance beneficial conversion interest of $399,667 will be recorded in the first quarter of 2004. Warrants to purchase an aggregate of 5,270,667 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes valued at $553,420. During the first quarter of 2004 the Company sold 1,000,000 restricted common stock shares through a private placement at $0.15 per share to an accredited investor totaling $150,000. Warrants to purchase an aggregate of 670,000 shares of common stock at an exercise price of $0.20 per share were issued with the stock purchase and are valued at $80,400.

        During the first quarter of 2004 the Company issued 525,000 warrants to purchase common stock at $0.15 per share to shareholders as consideration for extension of loans totaling $150,000 originally payable in December 2003. The warrant issuance will result in $58,000 of recorded interest expense in the first quarter of 2004. Also, as consideration for loans totaling $70,000 common stock shares in the amount of 375,000 were issued and will be recorded as $55,500 of compensation expense in the first quarter of 2004. The loans were paid in April of 2004.

        In March of 2004 the Company issued 150,000 common stock shares to a Swiss investor relations firm, $25,500 of compensation expense will be recorded.

        Also in March of 2004, an employee exercised 33,333 stock options exercisable at $0.15 per share totaling $5,000.

        During the first quarter of 2004 a warrant in the amount of 100,000 shares exercisable at $0.15 per share was exercised for a total of $15,000.

        In the Second Quarter of 2004, convertible notes having a face amount of $350,000 Were converted into 2,333,333 shares of common stock at a conversion price of $0.15 Per share. Employees exercised options totaling 538,337 shares of common stock at prices Ranging between $O.15 AND $0.34 per share resulting in proceeds of $92,210.

        Also in the Second Quarter of 2004, in consideration for providing investor relations, political, and financial services and providing a loan totaling $5,000 the Company issued 288,000 restricted common stock shares. The Company recognized $98,280 in compensation expense.

        During the Second Quarter of 2004, 999,000 warrants were exercised at average prices ranging between $0.10 AND $0.15 per share resulting in proceeds of $124,850.

        During the Third Quarter of 2004, convertible notes having a face amount of $555,000 were converted into 3,700,000 Shares of common stock at a conversion price of $0.15 per share. Employees exercised options totaling 64,166 shares of common stock at a price of $O.15 and $0.34 per share resulting in proceeds of $9,625.

        Also in the Third Quarter of 2004, in consideration for providing investor relations, political, and financial Services and in forgiveness of an accounts payable of $28,000 The Company issued 288,000 restricted common stock shares at prices ranging between $0.28 and $0.30. The Company recognized $9,900 in compensation expense. During the Third Quarter of 2004, 446,667 warrants were exercised and restricted stock issued at a price of $0.30 per share resulting in proceeds of $134,000.

        In the fourth quarter of 2004, in consideration for providing investor relations, business development, and financial strategic advisor services, the Company issued 560,357 restricted common shares at prices ranging between $0.17 and $0.28.

        Also in the fourth quarter of 2004, 550,000 warrants were exercised and restricted common stock issued at a price of $0.15 per share.

Item 27. Exhibits.

Exhibit Number	Description
2.1
Plan of Merger of WorldWater Corp., a Nevada corporation with and into WorldWater Corp., a Delaware corporation, filed with the State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.1 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No.333-102348).
2.2	State of Nevada Articles of Merger, filed with the State of Nevada May 9, 2001. Incorporated by reference to Exhibit 2.2 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
2.3	Certificate of Merger of Domestic Corporation and Foreign Corporation filed with State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.3 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
3.1	Certificate of Incorporation. Incorporated by reference to Exhibit 4.1 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).

3.2	Certificate of Amendment of Certificate of Incorporation. Incorporated by reference to Exhibit 3.2 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
3.3	Amended and Restated By-laws of WorldWater Corp. Incorporated by reference to Exhibit 4.2 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).
5	Form of Opinion of Salvo, Russell, Fichter & Landau as to legality of securities being offered.
10.1	Securities Purchase Agreement between WorldWater Corp. and SBI Brightline VIII LLC dated April 1, 2004. Incorporated by reference to Exhibit 10.1 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).
10.2	Term Credit Agreement dated March 29, 2004 by and among WorldWater Corp., Hong Kong League Central Credit Union; HIT Credit Union and SBI Advisors, LLC. Incorporated by reference to Exhibit 10.2 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).
10.3	Stock Purchase Warrant dated March 29, 2004. Incorporated by reference to Exhibit 10.3 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).
10.4	Registration Rights Agreement by and between WorldWater Corp. and SBI Advisors, LLC dated as of March 29, 2004 Incorporated by reference to Exhibit 10.4 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).
10.5	Forms of Warrant Purchase Agreements between WorldWater Corp. and certain Selling Stockholders.
10.6	Form of Registration Rights Agreement between WorldWater Corp. and certain Selling Stockholders.
10.7	Amendment to Quentin T. Kelly Employment Agreement dated July 1, 2002. Incorporated by reference to Exhibit 10.11 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
10.8	Restricted Stock Agreement for Quentin T. Kelly dated July 1, 2002. Incorporated by reference to Exhibit 10.12 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
10.9	Quentin T. Kelly Employment Agreement dated January 1, 2002. Incorporated by reference to Exhibit 10.10 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
10.10	James S. Brown Employment Agreement dated May 24, 2004.
23.1	Consent of Salvo, Russell, Fichter & Landau (included in Exhibit 5)
23.2	Consent of Amper, Politziner & Mattia, P.C.
24.1	Power of Attorney (included on signature page).

Item 28. Undertakings.

(a)
The undersigned Company hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
to include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)
File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLDWATER CORP.

By:	/s/ Quentin T. Kelly Quentin T. Kelly Chairman Chief Executive Officer

Dated: February 10, 2005

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Quentin T. Kelly as his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or her might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ QUENTIN T. KELLY Quentin T. Kelly	Chief Executive Officer and Director	February 10, 2005
/s/ JAMES S. BROWN James S. Brown	Vice President, Chief Financial Officer and Secretary	February 10, 2005
/s/ JOSEPH CYGLER Joseph Cygler	Director	February 10, 2005
/s/ Rolf Frauenfelder	Director	February 10, 2005
/s/ David Lifschultz	Director	February 10, 2005
/s/ DR. DAVINDER SETHI Dr. Davinder Sethi	Director	February 10, 2005
/s/ LANGE SCHERMERHORN Lange Schermerhorn	Director	February 10, 2005

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WORLDWATER CORP. 55 Route 31 South Pennington, New Jersey 08534 (609) 818-0700
27,132,355 Shares of Common stock, par value $.001 per share.
This investment involves a high degree of risk. See "Risk Factors."

PROSPECTUS SUMMARY
THE OFFERING
EXECUTIVE OFFICES
SUMMARY FINANCIAL AND OPERATING INFORMATION
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET DECEMBER 31, 2003 AND 2002
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 2003 AND 2002
WORLDWATER CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
WORLDWATER CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
RISK FACTORS
Risks Related to our Business
Risks Related to this Offering
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET PRICE INFORMATION
DIVIDENDS
DILUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS
BUSINESS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Summary Compensation Table
Option Grants for Year Ended December 31, 2004 (Individual Grants in Fiscal Year)
Aggregated Option Exercises For Fiscal Year Ended December 31, 2003 and Year-End Option Values(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OUR SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
WORLDWATER CORP. INDEX TO FINANCIAL STATEMENTS TABLE OF CONTENTS
INDEPENDENT AUDITORS' REPORT
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET December 31, 2003 and 2002
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS For the years ended December 2003 and 2002
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS For the years ended December 31, 2003 and 2002
WORLDWATER CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note Payable
Leases
WORLDWATER CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
WORLDWATER CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
WORLDWATER CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
POWER OF ATTORNEY